CODE OF ETHICS

Halcyon Asset Management LLC

Halcyon Offshore Asset Management LLC

Halcyon Structured Asset Management L.P.

Halcyon Asset-Backed Advisors L.P.

Halcyon Loan Investors L.P.

Halcyon Management Acquisition Company LLC

Halcyon Bacchus (U.S.) Management LLC

Halcyon Loan Management LLC

Halcyon Asset Management (UK) LLP

Halcyon Agilis Management LP

As Amended 2012

TABLE OF CONTENTS

STATEMENT OF ETHICS	1
I. Principles of Ethical Behavior	1
II. Fiduciary Duties	1
A. Introduction	1
B. Confidentiality	3
C. Gifts	3
1. Solicitation of Gifts	3
2. Accepting Gifts	3
3. Reporting Exceptions	4
4. Giving Gifts	4
D. Reporting Possible Violations of the Code of Ethics	4
COMPLIANCE AND SUPERVISORY PROCEDURES	5
I. Introduction	5
II. Certifications of Compliance with Code of Ethics	5
A. Certifications	6
B. Compliance Program	6
1. Compliance Efforts	6
2. Quarterly Compliance Review	6
3. Sanctions	6
4. Training and Education	7
III. Securities Transaction Procedures and Material Non-Public Information Procedures and Policy Statement	7
A. Introduction	7
B. Scope of Policy	7
1. Legal Considerations Relating to Material, Nonpublic Information	8
2. Prohibition	8
3. Application of Prohibition	8
4. Information Presumed To Be “Material”	9
5. Information Presumed To Be “Nonpublic”	9
6. Merger Situations	10
7. Foreign Jurisdictions	10
8. Reporting of “PIPE” Transactions	10
9. Use of Third-Party Consultants	10
D. Preserving Proprietary and Material, Nonpublic Information	11
1. Restrictions on Disclosures	11
2. Unauthorized Disclosure of Nonpublic Information	11
3. Spokesperson	11
E. Reporting Requirement – Restricted List	11
1. Obtaining Approval for Receiving Nonpublic Information	11
2. Process for Placing Issuers on our Public Restricted List or our Private Issuer Database	12
3. Application of the Restricted List	14
4. Additional Restrictions: the Grey List	14
F. Bank Loan Amendment Process	14
G. Fraud and Market Manipulation	15

H. Restrictions on Personal Trading	16
1. Transactions Covered	16
2. Exempt Transactions	16
3. Position and Trading Limitations	16
4. Personal Accounts Covered	17
5. Disclosure of Personal Accounts	17
6. Confirmations and Periodic Account Statements	18
7. Approval Requirement	18
8. Duplication of Client Transactions	19
9. Private Placements	19
10. Short-Term Trading	20
IV. Trading Authorization	20
V. Supervisory Procedures	20
A. Record Keeping and Reporting	21
B. Procedures for Storing Records Electronically	21
1. Electronic Storage Permitted	22
2. General Requirements	22
3. Duplicate Records	22
4. Safeguarding Electronic Records	22
5. Policy Concerning Use of Company Communications, Including Email and Internet Access	23
C. Authorizations	23
1. Restricted List	23
2. Prior Approval of Indemnification Provisions	23
3. Authority to Open Custody Accounts for Advisory Clients or the Management Companies	24
4. Execution of Contracts	24
VI. Policy for Communicating with Existing and Potential Investors, Performance Tracking Organizations and Others Interested in the Halcyon Advisory Clients	24
VII. Performance Data	25
VIII. Policy Regarding Communications with Regulators	25
IX. Outside Business Interests	25
X. Solicitation of Government Entities: Pay to Play	26
Exhibits	28-71

EXHIBITS

A	Initial Certification of Compliance

B	Annual Certification of Compliance

C	Personal Account Listing Questionnaire

D	Broker Notification Letter

E	Organizational Charts

F	Required Books and Records

G	Designee Listing – Supervisory Activities

H	Information Protection and Privacy Policy

I	Policy Concerning Use of Company Communications, Including Email and Internet Access

J	Restricted Information Policy

K	Policy for Communicating with the Halcyon Advisory Clients and Others

L	Compliance Review of Personal Trading

M	Certification of Accuracy / Compliance Review of Personal Trading

N	Gift/Entertainment Report

O	Political Contribution Pre-Approval Form

P	New Hire/Transfer Political Contribution Declaration Form

STATEMENT OF ETHICS

I. Principles of Ethical Behavior

Our reputation in the investment community, with our limited partners, investors and clients, and with those individuals and organizations with whom we have contact, depends upon the trust and professionalism with which we conduct the affairs of Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Structured Asset Management L.P., Halcyon Asset-Backed Advisors L.P., Halcyon Loan Investors L.P., Halcyon Management Acquisition Company LLC, Halcyon Bacchus (U.S.) Management LLC, Halcyon Loan Management LLC, Halcyon Asset Management (UK) LLP, and Halcyon Agilis Management LP (the “Management Companies” or “Halcyon Group”), their respective advisory clients (“the Halcyon advisory clients”), and affiliated entities that serve as General Partner to certain advisory clients1.

Any actions that would serve to erode feelings of trust and confidence are detrimental both to our reputation and to our ability to conduct our business in an orderly and profitable manner.

Managing Principals1 and other Halcyon Group employees (together, “Employees”) who allow their actions to be guided by a narrow interpretation of the law, rather than by the law, the spirit of the law and a sensitivity to best business and personal practices, run the risk of harming themselves as well as the Management Companies. In an effort to guide you in your actions, the Management Companies have adopted a Code of Ethics that addresses many of the conflicts of interest that may arise in our business. The Code of Ethics consists of a Statement of Ethics and a Personal Investment and Investment Procedures and Policy Statement. However, no set of policies and procedures can ever completely address every potential situation that may arise; accordingly, each individual must apply high personal standards of integrity to all actions relevant to our business. Failure to apply such standards and to exercise good judgment, as well as violating the Code of Ethics, may result in the imposition of sanctions, including suspension or dismissal.

II. Fiduciary Duties

A. Introduction

This Code of Ethics is based on the principle that you, as Employees of the Management Companies, owe a fiduciary duty to the Halcyon advisory clients. This Code of Ethics applies to all “Access Persons” (defined below)2. Accordingly, you must avoid activities, interests, and relationships that might interfere or appear to interfere with making decisions in the best interests of the Halcyon advisory clients (first) and the Management Companies (second).

[1]	As used herein, the term “Managing Principal” refers to authorized principals of the relevant Board.
[2]	“Access Persons” means all Halcyon Group Employees as well as any other persons designated by the Chief Compliance Officer who (i) have access to nonpublic information regarding advisory clients’ purchases or sales of securities, (ii) are involved in making securities recommendations to Halcyon advisory clients or (iii) have access to nonpublic recommendations or portfolio holdings.

At all times, you must follow the following rules of conduct, any breach of which shall de facto be deemed to be material:

1. Place the interests of the Halcyon advisory clients and their investors above your own personal interests. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our investors and clients.

2. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, perquisites, or excessive gifts from persons seeking business with the Management Companies or the Halcyon advisory clients could call into question the exercise of your independent judgment. You may not use the knowledge of advisory clients’ portfolio transactions to profit by the market effect of those transactions.

3. Conduct all personal transactions in full compliance with this Code, including all preauthorization and reporting requirements.

4. Comply with all relevant federal, state, and local laws and regulations, including, among others, the Investment Advisers Act of 1940, the Securities Exchange Act of 1934, and the Financial Services and Markets Act 2000 (UK).

5. Comply with any reasonable good faith request or instruction of the Chief Compliance Officer or his or her designee or the Board of Managing Principals of the relevant Management Company to which you report concerning the furtherance of the Management Companies’ enforcement of this Code, the related Compliance Manual and Employee Handbook, and compliance with applicable laws and regulations. This includes the provision of all information and assistance requested of you by the Management Companies in such regard.

6. Immediately Report any breaches of this Code and/or the related Compliance Manual and Employee Handbook to the Chief Compliance Officer or his or her designee or the Board of Managing Principals of the relevant Management Company to which you report and not engage in any conduct to cover up, impede the investigation of such.

While the Management Companies encourage you and your families to develop personal investment programs, you must not take any action that could cause even the appearance that an unfair or improper action has been taken. Accordingly, you must follow the policies set forth below with respect to trading in any Employee or related account. Doubtful situations should be resolved in favor of our investors and clients. Any questions concerning this Code should be addressed to the Chief Compliance Officer or his or her designee. Technical compliance with the Code’s procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties.

The Code of Ethics applies to every Employee. You should note, moreover, that to the extent the provisions of this Code are more restrictive than other policies, this Code applies.

B. Confidentiality

All information relating to actual or potential investment intentions, activities, purchases/sales or portfolio composition of the Halcyon advisory clients is to be held in the strictest confidence. This confidentiality standard includes, in part, the identities of our limited partners, clients and investors, the strategic plans of the Management Companies and any other non-public information whose dissemination could prove detrimental to the Management Companies or our clients. Your obligation to maintain confidential information and to refrain from disparaging the Halcyon Group and the Halcyon advisory clients shall survive beyond your employment with the Halcyon Group. In the event of any conflict between the terms of this Code of Ethics, on the one hand, and the terms of any written employment agreement or partnership agreement entered into by and between the Employee and any Halcyon entity, on the other hand, the terms of such employment agreement or partnership agreement shall control.

It may be desirable to disclose the size of equity or debt positions to proxy solicitors, the issuing company, other investors or investment bankers or other professionals involved in a transaction. Information on positions may not be provided to such entities without the approval of a Managing Principal or the Chief Compliance Officer or his or her designee.

C. Gifts

1.	Solicitation of Gifts

Solicitation of gifts is unprofessional and is strictly prohibited. Any activity that could entail the payment of a finder’s fee or any other fee to or from the Management Companies should be cleared in advance with either the Chief Operating Officer or the Chief Compliance Officer or his or her designee.

2.	Accepting Gifts

On occasion, because of your activities on behalf of the Management Companies, you may be offered or may receive gifts or other things of value from investors, brokers, vendors or other persons not affiliated with the Management Companies. Extraordinary or extravagant gifts are not permissible and must be declined or returned. Gifts of a nominal value (the investment industry standard prohibits gifts of more than $100 in value) may be accepted. In addition, you may accept gifts in the form of customary business entertainment (e.g., meals or tickets to sporting or other entertainment events). Should you receive a gift which you cannot use, the gift should either be returned to the sender or given to another professional employed by the Management Companies. Following receipt of a gift or attendance at a business-related event or entertainment, you must complete a Gift/Entertainment Report and promptly submit the Report to the Chief Compliance Officer or his or her designee, who will record it on the Gift and Entertainment Log. A copy of the reporting form is included as Exhibit N.

Quarterly, the Broker Review Committee will review the Gift and Entertainment Log for excessive or inappropriate entries; any such situations will be discussed with the individual(s) involved, and to the extent necessary, further action will be taken.

3.	Reporting Exceptions

If you are offered or receive any gift that is prohibited or questionable under these standards, you must inform the Chief Compliance Officer or his or her designee immediately.

4.	Giving Gifts

In general, the standards for giving gifts are identical to those governing the receipt of gifts. Gifts must not be given as inducements to others, nor generally should gifts exceed the $100 limit. You may provide reasonable entertainment to persons associated with securities or financial organizations, provided that both you and the recipient are present.

5.	Appropriateness Standard for Giving and Receiving Gifts

Standards of good taste and judgment govern both the giving and receiving of gifts. Employees of the Management Companies must avoid giving or receiving gifts that could compromise the standing or reputation of the Management Companies were such activities to be made public.

D. Reporting Possible Violations of the Code of Ethics

Any individual who has any concern or complaint regarding any accounting or auditing matters, recording of information, record retention, conflict of interest, business ethics or any other matter concerning the honesty and integrity of the Management Companies’ operations or policies must report the matter to the Chief Compliance Officer or his or her designee as soon as possible. Submission of such information may be made in person, in writing, communicated through another individual, or reported via a Halcyon Group Ethics Hotline, a specially designated telephone number which has been established for these reporting purposes.3 The concern or complaint may be made anonymously and best efforts will be made to keep the information confidential. Any individual raising the issue on behalf of another is under no obligation to reveal the underlying individual’s identity.

All concerns and complaints will be addressed and investigated immediately. The Management Companies will take appropriate disciplinary action (including, where appropriate, dismissal) with respect to those involved in any violations of the Code. Any participant who intentionally misdirects or otherwise improperly interferes with any such internal investigation, whether by falsehood or omission, will also be subject to disciplinary action, up to and including discharge from employment.

Retaliation against any individual as a result of bringing forward such questions, concerns or complaints is strictly prohibited. Similarly, retaliation is prohibited against any individual who provides accurate information to any law enforcement agency about the possible commission of any federal offense. Anyone who feels that he or she has been retaliated against or threatened with retaliation for these reasons should report the matter immediately to the Chief Compliance Officer or his or her designee.

[3]	The Ethics Hotline number is (212) 796-3109.

It is important to note that the Management Companies hold and retain attorney-client privilege with respect to all compliance concerns and legal matters concerning the Management Companies. Accordingly, the Chief Compliance Officer, General Counsel and any outside counsel represent the Management Companies and not any Employee; for individual advice, an Employee should consult their own attorney at their own expense. Communications between an Employee and any attorney for the Management Companies, including the Chief Compliance Officer, General Counsel or outside counsel, might not be kept confidential and may be reported to, among others, the relevant Board of Managing Principals and relevant law enforcement authorities.

COMPLIANCE AND SUPERVISORY PROCEDURES

I. Introduction

Set forth herein are certain compliance and supervisory procedures and operating practices prepared by the Management Companies and related General Partner entities. The Management Companies have adopted these procedures in light of the federal securities laws, as well as recommendations regarding personal trading issued by the Investment Company Institute and the Association for Investment Management and Research.

The Management Companies are registered with the SEC as investment advisers pursuant to the Investment Advisers Act of 1940 (the “Advisers Act”) and act as investment adviser to various Halcyon advisory clients. As registered investment advisers, the Management Companies are subject to the regulations promulgated under the Advisers Act and to other federal securities laws and regulations.

These compliance and supervisory procedures are intended to be practical and adaptable to personnel arrivals and departures, varying regulatory requirements and demands, business efficiencies, and other factors. Certain compliance and supervisory procedures apply to the work activities and product of all Employees; such procedures are set forth in this document. These procedures may be supplemented or varied from time to time as required. Compliance and supervisory procedures which pertain specifically to the processes and procedures of research, trading, clearing, client relations and compliance record-keeping and supervision, as well as other areas ,are covered in detail in a separate document, the Compliance and Supervisory Manual.

Exceptions to the Code will rarely, if ever, be granted. However, the Chief Compliance Officer or his or her designee may grant an occasional exception on a case-by-case basis when the proposed conduct involves negligible opportunities for abuse. Any exceptions to the policies contained herein shall, wherever possible, be requested and issued in writing.

II. Certifications of Compliance with Code of Ethics

To ensure that all Employees thoroughly read, understand and agree to be bound by this Code of Ethics, the Management Companies require that each Employee execute certificates of compliance, as follows:

A. Certifications

At the time an Employee becomes affiliated with the Management Companies, he or she is required to execute an Initial Certification of Compliance (see Exhibit A), attesting to having received and read the Code of Ethics and agreeing to abide fully by the policies and procedures prescribed therein.

All Employees are required to execute an Annual Certification of Compliance as evidence of their continued obligations under the Code of Ethics (see Exhibit B).

B. Compliance Program

1.	Compliance Efforts

The Employees are personally responsible for ensuring that they and the members of their immediate families and those who reside in their personal households comply with the provisions and intent of this Code of Ethics.

2.	Quarterly Compliance Review

On a quarterly basis, a review will be conducted by the Chief Compliance Officer or his or her designee, during which trading and portfolio records will be examined for all Employee personal accounts and for accounts of Related Persons as discussed above. The Chief Compliance Officer or his or her designee will conduct the quarterly review of the personal accounts and accounts of Related Persons of the Director of Trading Compliance. These reviews will examine all trades executed during the previous quarter and quarter-end statements to determine whether all such accounts are maintained in compliance with the personal trading requirements and restrictions described above. To the extent there are any findings of trading that are inconsistent with or violate this policy, such conduct will be investigated and, where appropriate, disciplinary action taken. A copy of the Compliance Review form is attached as Exhibit L.

In cases where the Management Companies learn of an undisclosed account for which they have not received duplicate confirmations and statements directly from the broker within 30 days of trade date, the Chief Compliance Officer or his or her designee will require the Employee to certify to the transactions that have been executed in the account during the previous quarter. A copy of the Certification form is attached as Exhibit M.

3.	Sanctions

Violations of this Policy Statement will be viewed seriously and may provide grounds for disciplinary sanctions including dismissal for cause.

4.	Training and Education

Compliance meetings will be held after the start date of any new Employee of the Management Companies to reinforce the Employees’ understanding of the Managers’ Code of Conduct and compliance procedures. Attendance is mandatory for any new Employee, and optional for incumbent Employees who might have compliance concerns which they wish to raise or questions about specific policies or procedures. The Chief Compliance Officer or his or her designee will be responsible for organizing such meetings and conducting compliance training. A record of the agenda and an attendance sheet will be retained by the Chief Compliance Officer or his or her designee.

Each Employee must attend a mandatory annual compliance meeting, the purpose of which is (i) to communicate and reinforce legal and regulatory developments related to the Management Companies’ activities, (ii) to emphasize related compliance and enforcement procedures, and (iii) to provide a forum for such personnel to ask questions and to receive authoritative guidance.

Although the compliance meeting is routinely held annually, additional sessions will be scheduled as warranted by emerging regulatory and compliance issues, or as needed to consider other relevant issues. Meetings may occur in conjunction with the discussion of other matters.

III. Securities Transaction Procedures and Material Non-Public Information Procedures and Policy Statement

A. Introduction

The Management Companies seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients and investors represents something we value and should endeavor to pursue, protect and maintain. To further that mission, this Policy Statement sets forth procedures developed to prevent the misuse of material, nonpublic information and other fraudulent or manipulative conduct in connection with transactions in securities. These procedures are designed to avoid a conflict of interest with our clients and to facilitate compliance with other laws and regulations to which the Management Companies are subject. By adopting this Policy Statement, the Management Companies seek to comply with the stringent requirements of federal and local securities laws. The Policy Statement reinforces the Management Companies’ commitment to avoiding even the appearance of impropriety in connection with transactions on behalf of client accounts.

B. Scope of Policy

No set of procedures is able to anticipate and address every situation that might give rise to a conflict of interest or constitute fraud. Therefore, the Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. Technical compliance with the procedures set forth in the Policy Statement is not sufficient. You also must comply with the spirit of the Policy Statement or face disciplinary actions, including possible dismissal. The Statement applies to Employees of the Management Companies. The terms of the Policy Statement as they relate to insider trading also apply to the immediate families and those who reside in the personal households of such Employees (See Section III.G.4. for a list of accounts construed as “Personal” accounts).

The laws of insider trading, conflict of interest and fraud are unsettled; an individual legitimately may be uncertain about the application of these procedures. Often, a simple question may forestall disciplinary action or complex legal problems. Any questions must be directed to the Chief Compliance Officer or his or her designee.

C. Insider Trading Ban

1.	Legal Considerations Relating to Material, Nonpublic Information

Insider trading is a serious legal concern for the Management Companies. The trading of securities of companies while in possession of material, nonpublic information (“MNPI”) relating to those companies may subject the Management Companies and their personnel to severe penalties under federal law. Liability can also extend to an individual who “tips” another person about such information when that person, in turn, conducts securities transactions.

There are many potential sanctions for a person convicted of insider trading. In addition to requiring disgorgement of profits gained or losses avoided, the SEC may seek the imposition of a penalty. Additionally, the government may seek a criminal fine, the payment of restitution, and/or imprisonment.

Federal and local securities laws also create a strong incentive for the Management Companies to deter insider trading by their personnel. Employers and all other “controlling persons” may be held liable if they know of or recklessly disregard conduct by a “controlled person” leading to an insider trading violation. Such employers may face treble damages and criminal fines; employers may also be liable to private plaintiffs who possess enhanced civil remedies.

Personnel who trade on material, nonpublic information should not expect the Management Companies to protect their interests.

2.	Prohibition

The Management Companies prohibit Employees from trading securities and other financial instruments while in possession of relevant MNPI in violation of applicable law. This section outlines the standards by which information will be assessed in implementing the Policy Statement.

3.	Application of Prohibition

In general, the prohibition applies to trading securities or other financial instruments while in possession of MNPI or the solicitation or dissemination thereof. Insider information may be received as a result of a breach from a corporate insider or agent thereof, through misappropriation of information or through fraud. Insider information may further be received through a tip from one who has obtained the information through any of these means. A tip may transferred from person to person to person and so on, and trading upon that information may still be forbidden regardless of how long the chain becomes. Accordingly, this policy applies equally with respect to all MNPI whether obtained from corporate insiders (such as CFOs or IR personnel), corporate agents (such as investment bankers or attorneys), financial services professionals (such as investment analysts or brokers), experts (such as consultants or lawyers), professional acquaintances (such as hedge fund analysts or private equity sponsors), personal acquaintances (such as family and friends) or any other source.

The prohibition may, in certain instances, not apply to transactions involving financial instruments other than securities (such as swaps, certain contractual rights and, pursuant to Section III(E)(2) below, bank loan products), though the determination as to whether such an exception may apply is complex. The prohibition may further not apply to MNPI which is lawfully obtained (such as through independent, lawful research) and where transacting on the basis thereof is otherwise lawful. Contemplated transactions pursuant to any such exceptions to the general rule must be considered on a case-by-case basis prior to effecting the transaction and must be brought to the attention of the Chief Compliance Officer or his or her designee.

4.	Information Presumed To Be “Material”

In general, information should be considered material if a reasonable investor would consider it important in deciding whether to purchase, sell or hold the securities of the company in question. Stated another way, information is considered material if it would alter the “total mix” of information available to the public. The materiality of information is a mixed question of law and fact. A major factor in determining whether information was material is the importance attached to it by those who know about it. Examples of material information may include dividend information, earnings results, a significant merger or acquisition proposal, new product development and information related to a company’s position regarding its competitors.

5.	Information Presumed To Be “Nonpublic”

Nonpublic information refers to facts that are not generally available to ordinary investors in the marketplace. Information becomes public when disclosed to achieve a broad dissemination to the investing public generally and without favoring any special person or group, or when, although known only by a few persons, their trading on it has caused the information to be fully reflected into the price of the particular stock. Information should be treated as nonpublic unless it has been distributed by means likely to result in a general public awareness of the information. Such awareness results, for example, from publication of the information in a daily newspaper or from display of the information on the Dow Jones, Reuters or other acceptable wire services or announced in open court.

In general, unless properly filed with the applicable commission or disseminated broadly (in which case Halcyon would have access to such information in the ordinary course of business through existing channels), public information does not include:

•	Projected business plans or budgets

•	Officer’s compliance certificate verifying financial covenant calculations

•	Borrower no-default certificate

•	Agent’s determination of borrowing base

•	Auditor’s, consultant’s or adviser’s letters, analysis or reports prepared for the lenders, the company’s board or its management

•	Information obtained as part of a lending syndicate or by virtue of a position on a creditor’s committee

However, the analysis of whether information is nonpublic is a fact-specific inquiry in each instance. Inquiries concerning the public or nonpublic nature of any information should be directed to the Chief Compliance Officer or his or her designee.

6.	Merger Situations

Situations involving public mergers or tender offers or activist situations often involve enhanced scrutiny by regulatory authorities. First, in the context of a merger, where information can be speculative and tenuous, the materiality standard may be difficult to apply, and depends upon a balancing of both the indicated probability that the event will occur and the anticipated importance of the event in light of the totality of the company activity. Second, information may be nonpublic even though it does not reveal all the details of a potential deal – a corporate insider’s confirmation of information on which the financial press had speculated can satisfy the nonpublic requirement. Moreover, the “duty” prong of insider trading is not required for liability in certain of such situations. As a result, particular care should be taken where such a situation may exist. Inquiries concerning trading in merger situations should be directed to the Chief Compliance Officer or his or her designee prior to effectuating the trade.

7.	Foreign Jurisdictions

The laws and regulatory scheme in foreign jurisdictions may be more or less restrictive than in the United States. Accordingly, particular care is required in connection with the use of information obtained as part of trades to be effected in foreign jurisdictions. Inquiries concerning applicable trading restrictions in foreign jurisdictions should be directed to the Chief Compliance Officer or his or her designee prior to effectuating the transaction.

8.	Reporting of “PIPE” Transactions

Any discussion or communication during which another party offers an opportunity or a potential opportunity to an Employee to become involved in a Private Investment in Public Equity (“PIPE”) transaction should be promptly reported to the Chief Compliance Officer or his or her designee.

9.	Use of Third-Party Consultants

The use of paid third-party consultants (“TPCs”) for investment-specific research has drawn increased regulatory scrutiny recently. The Management Companies are cognizant that TPCs may be helpful for industry background and may provide lawfully obtained and valuable research for our advisory clients. To mitigate the risk of the potential for abuse, the Management Companies require that prior to, or at the outset of, any retention of any TPC for investment-specific research, (1) the Chief Compliance Officer or his or her designee be informed of the nature of such retention, and (2) unless the Chief Compliance Officer or his or her designee waives such requirement, the TPC confirms that it will comply with relevant securities laws.

D. Preserving Proprietary and Material, Nonpublic Information

1.	Restrictions on Disclosures

Employees shall not disclose any nonpublic information relating to the Management Companies, their investing activities or any public company, if that information was learned in the course of association with the Management Companies (except as required and appropriately approved for a legitimate business purpose).

2.	Unauthorized Disclosure of Nonpublic Information

Employees who become aware of a leak - deliberate or otherwise - of nonpublic information relating to the Management Companies or any company about which the Management Companies or their Employees have acquired such nonpublic information will report the leak immediately to the Chief Compliance Officer or his or her designee, or in his or her absence, to the General Counsel. For purposes of this section, a “leak” will be defined to include any unauthorized disclosure of nonpublic information about the Management Companies or any company which the Management Companies or their Employees have acquired information. A leak exists when such disclosure has been made to a person or entity outside of the Management Companies.

3.	Spokesperson

All inquiries from persons outside of the Management Companies involving nonpublic information possessed by the Management Companies, including arbitrageurs, financial analysts, and the general public, but excluding any of the Management Companies’ professional consultants or advisors to whom confidentiality agreements permit disclosure, must be referred without comment to the Chief Operating Officer, the Chief Compliance Officer or the Director of Client Relations. No Employee may communicate in any way with a member of the news media without prior approval of the Chief Operating Officer, the Chief Compliance Officer, the Director of Client Relations, or the relevant Board of Managing Principals.4

[4]	One exception to this general rule prohibiting contact between Employees and the media involves questions regarding pubic information that are posed by the media to Halcyon investment professionals during panels, presentations, conferences or similar forums. Any such communication should be relayed to the Chief Operating Officer, the Chief Compliance Officer, the Director of Client Relations, or the relevant Board of Managing Principals after its occurrence.

E. Reporting Requirement – Restricted List

1.	Obtaining Approval for Receiving Nonpublic Information

All Halcyon investment professionals are “public” employees or traders under the Firm’s nonpublic information policy. Employees, including our traders, bank loan analysts, structured asset analysts, and multi-strategy analysts are completely integrated and operate on the same side of the “Chinese Wall” under unified restricted lists, with no restrictions on communication between any of these individuals. However, subject to the following procedures, Halcyon reserves the right to receive nonpublic information.

We make a careful, thoughtful, integrated decision initially about whether to receive nonpublic information concerning any security, particular bank loan or in connection with any other instance. Prior to receiving or otherwise obtaining or accessing any nonpublic information concerning any publicly traded security (whether the source of the information is the issuer or any other source), approval must be obtained from one of the Halcyon Asset Management LLC Portfolio Managers or Directors of Research.5 No Employee may obtain MNPI concerning any publicly traded security without such approval. Any questions as to whether nonpublic information is material or concerns any publicly traded security should be directed to the Chief Compliance Officer or his or her designee.

Additionally, all new employees are required to disclose to the Chief Compliance Officer or his or her designee all information about any company about which the new employee believes he or she has non-public information. See “Private Information Disclosure” (Exhibit Q). The Chief Compliance Officer will conduct a Review of the non-public information and make appropriate determinations about inclusion of such information within Halcyon’s Public Restricted List or Private Issuer Database.

2.	Process for Placing Issuers on our Public Restricted List or our Private Issuer Database

Prior to receiving nonpublic information, including when requesting approval of a confidentiality agreement, all Employees must send an email to the Chief Compliance Officer or his or her designee at “Compliance Group” (compliance@halcyonllc.com) and cc such email to “Recordkeeping Compliance” (“recordkeeping@halcyonllc.com”) providing answers to the following questions:

1. Do you have any reasonable, good faith basis to believe that the information you are receiving is material to any Issuer (any company or other entity with publicly traded securities in any jurisdiction)? Relevant considerations include:

a. Is the Company affiliated with an Issuer? For example, does it have a parent or subsidiary, or is it a joint venture partner of an Issuer?

b. Is the information material to any other Issuers, including those not affiliated with the source of the information? For example, are you receiving information from a Issuer which would be material to any of its competitors?

[5]	Further clarification of access to such information is contained in section III.F, Bank Loan Amendment Process, regarding certain individuals’ access to private information for the purpose of voting on Bank Loan Amendments.

2a. If YES to Question 1, with respect to any Public Issuer (any Issuer with listed or registered securities, including Reg S and Reg D securities) have you obtained the approval of one of the Portfolio Managers or Directors of Research for Halcyon Asset Management LLC to receive this information?

2b. If NO to Question 1, do you have any reasonable, good faith basis to believe that within the next 12 months the Company is a candidate for going Public, issuing publicly traded high-yield debt, or being acquired by a Public company or in a SPAC acquisition?

3. Please provide the full names (and for public companies, tickers) for all companies, whether public or private, to which the information is material, so we may track for internal record-keeping (and if necessary, for the restricted list).

4. Do we require an executed confidentiality agreement in order to review the information? If so, please provide the draft agreement for review and filing.

5. If the answers to any of the questions change at any point in the future while we are still invested in the name (for example, if the Company issues any securities, or engages in any merger or acquisition discussions with a Public Issuer, etc.), you must immediately notify the Chief Compliance Officer or his or her designee of any such changes.

In any event, upon receiving any nonpublic information concerning any trading instrument which has not already been approved pursuant to the policies and procedures outlined in this manual, in any instance, particularly in the bank loan context, the Employee must notify the Chief Compliance Officer or his or her designee that nonpublic information has been received, whether the information concerns any publicly traded security, and the names of all companies (public or private) that the information concerns. The Chief Compliance Officer or his or her designee then will determine which companies are to be placed or updated on Halcyon’s Public Issuer Restricted List (the “Restricted List”), and which are to be placed or updated on Halcyon’s Private Issuer Database (“Private Database”).

Both of these lists are to be maintained by the Chief Compliance Officer or his or her designee. If the Employee has notified the Chief Compliance Officer or his or her designee pursuant to the above procedures of an ongoing relationship whereby the Employee will receive nonpublic information, and all relevant companies have been placed and remain on all relevant restricted lists, the Employee need not inform that person of each instance (whether by clicking on Intralinks or otherwise) when the Employee receives nonpublic information.

In the event that any Employee receives or otherwise obtains any nonpublic information other than in accordance with the procedures detailed herein, the Employee must immediately notify the Chief Compliance Officer or his or her designee, who will conduct a fact-specific analysis and determine what, if any, action shall be taken.

The fact that any company is included on the Restricted List or the Private Issuer Database is confidential and should not be disclosed to anyone outside the Halcyon Group.

The Management Companies trade in bank loan products with possession of nonpublic information with the approval of the Chief Compliance Officer or his or her designee and at the discretion of the relevant Board of Managing Principals, and consistent with their policies and procedures.

3.	Application of the Restricted List

Alternative modules are being developed to automate further the current restricted list compliance, however; until the implementation and testing is complete, the following procedure will apply:

1.	The Chief Compliance Officer or his or her designee is to provide all Halcyon traders with an updated copy of the Public Issuer Restricted List upon each update, as well as an email notification when a new issuer is added to or a current issuer is removed from the Public Issuer Restricted List.

2.	All traders must review the Restricted List, which is issued electronically daily to all Employees, and no trader may process or otherwise engage in a security transaction in an issue on the Restricted List. In addition, as part of the process of monitoring and approving personal trading, the Chief Compliance Officer or his or her designee will deny approval of any personal trade involving the securities of companies on the Restricted List. To automate this process further, the issuers on the Restricted List are also maintained with Financial Tracking[6] so that any pre-trade approvals that contain a Restricted List issuer will be flagged as an exception for further review by the Chief Compliance Officer or his or her designee.

4.	Additional Restrictions: the Grey List

In addition to the Restricted List and Private Database, which are designed to safeguard against potential improprieties as they relate to inappropriate dissemination or other misuse of MNPI, Halcyon’s General Counsel or Chief Compliance Officer or his or her designee occasionally makes a determination to impose trading restrictions for reasons that are confidential. In such instances, the relevant issuer is not included on the Restricted List but rather, the trading restrictions are monitored by the General Counsel or the Chief Compliance Officer or his or her designee, and the Legal and Compliance Department maintains records relating to the restrictions.

[6]	Financial Tracking is an independent portfolio compliance monitoring service.

F. Bank Loan Amendment Process

In certain instances, we will be called upon to vote upon amendments to loan agreements in connection with our ownership of bank loans. Halcyon Group investment professionals may instruct voting, and receive information concerning such amendments, on bank loans concerning issuers which are on the Restricted List or our Private Database (the “Restricted Amendments”). Halcyon Group investment professionals may also instruct voting on amendments which are publicly known, i.e., where the fact that an amendment is pending is publicly known and is not material nonpublic information (the “Public Amendments,” and collectively with the Restricted Amendments, the “Sharable Amendments”). As in all other instances, if a Halcyon Group investment professional receives nonpublic information concerning a bank loan amendment concerning an issuer not on our Restricted List or our Private Database, the investment professional must inform the Chief Compliance Officer or his or her designee.

The Chief Compliance Officer or his or her designee may receive any information concerning any bank loan amendment. For all bank loan amendments other than the Sharable Amendments (these other amendments the “Nonpublic Amendments”), the Chief Compliance Officer or his or her designee may review information concerning the Nonpublic Amendments only in the secure room maintained on the 9th Floor (the “Secure Room”). The Secure Room will be locked at all times. The computer in the Secure Room will not be accessible by Halcyon’s public network. All electronic documents concerning Nonpublic Amendments will be maintained on the hard drive of the computer in the Secure Room. All hard copy documents concerning Nonpublic Amendments will be maintained in a locked file cabinet in the Secure Room.

The Chief Compliance Officer or his or her designee may not disclose any information concerning Nonpublic Amendments to any Halcyon Group investment professional, including the bank loan analysts. No Halcyon investment professional may inquire of the status of potential non-public amendments. The Chief Compliance Officer or his or her designee will vote on Nonpublic Amendments pursuant to the instructions of the Bank Loan Amendment Voting Practice then in effect. In the event that Chief Compliance Officer or his or her designee are unable to process a vote on a Nonpublic Amendment pursuant to the instructions of the Bank Loan Amendment Voting Practice then in effect, the Chief Compliance Officer or his or her designee may discuss the matter with a Halcyon Group investment professional, provided, however, that in no event will material nonpublic information be shared with the Halcyon Group investment professional.

G. Fraud and Market Manipulation

Federal securities laws expressly prohibit engaging in fraudulent trading schemes designed to manipulate the price or trading activity of a particular security by, for example, creating a false or misleading appearance of active trading in a security or for the purpose of artificially raising or lowering the price of a security or knowingly passing on false information. These laws also cover the use of swaps, derivatives and other similar instruments for an improper purpose. All Employees are prohibited from engaging in any trading activities that could be viewed as fraudulent or manipulative.

H. Restrictions on Personal Trading

1.	Transactions Covered

The policies and procedures regarding personal trading set forth in this Section H apply to all transactions in “securities” unless specifically exempted, including, but not limited to, any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, DRIP, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any swap or contract for difference or similar transaction (including “betting” accounts or similar synthetic economic exposure), or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. Personal investments in a mutual fund, or private partnership or other private entity, that employs an investment strategy or style similar to that of a Halcyon advisory client, whether or not such investment is under the management of third-party investment advisers, are covered by these policies and procedures.

2.	Exempt Transactions

The following are not covered by these policies and procedures and are referred to in this manual as “Exempt Transactions”:

1.	bankers’ acceptances;

2.	certificates of deposit;

3.	commercial paper;

4.	federal government obligations;

5.	repurchase agreements;

6.	shares issued by money market funds;

7.	investments in Halcyon Group sponsored products;

8.	registered open-end mutual funds and registered unit investment trusts which do not employ an investment strategy or style similar to that of a Halcyon advisory client.

9.	investments in managed accounts or private partnerships or other private entities which are completely under the management of third-party investment advisers (including, without limitation, funds allocated by the Management Companies to outside investment advisers without retaining any investment discretion) and which do not employ an investment strategy or style similar to that of a Halcyon Group advisory client; and

10.	real estate.

Any other exception to these personal trading policies and procedures must be approved by the Chief Compliance Officer or his or her designee.

3.	Position and Trading Limitations

An Employee may hold no more than twenty (20) positions in total in a Personal Account (as defined in Section 4) below) at any one time, excluding positions which were held at December 31, 1995 or at the date upon which the Employee becomes affiliated with the Management Companies, whichever is later. An Employee may make no more than five (5) investments in a Personal Account (as defined in Section 4) below) per month, subject to the maximum of twenty positions stated above.7 This limitation (clause 3) does not apply to Exempt Transactions. Note that ETF trades and trades in closed end funds will not count toward the five new name/20 name caps.

Additionally, to the extent that this policy may pose an undue burden on a Related Person (e.g., a spouse is employed in the investment management industry), the Employee should discuss the issue with the Chief Compliance Officer or his or her designee.

4.	Personal Accounts Covered

Personal Accounts” include the following types of accounts, all of which are subject to these policies and procedures:

•	Accounts in the Employee’s name;

•	Accounts in the name of Employee’s spouse;

•	Accounts in the name of children under the age of 21, whether or not living with the Employee, and relatives or other individuals living with the Employee or for whose support the Employee is materially responsible (together with the Employee’s spouse, “Related Persons”);

•	Accounts in which the Employee or any Related Person has a direct or indirect beneficial interest, even if such accounts are managed by a third party; and

•	Accounts which the Employee or any Related Person directly or indirectly controls, or has investment discretion over.

5.	Disclosure of Personal Accounts

All Employees are required to notify the Management Companies of all existing Personal Accounts. All new Employees must complete a “Personal Account Listing Questionnaire” (Exhibit C hereto) and return it to the Chief Compliance Officer or his or her designee. Any change in the information provided regarding Personal Accounts during employment tenure at Halcyon must also be promptly reported to the Chief Compliance Officer or his or her designee. Employees must obtain approval from the Chief Compliance Officer or his or her designee prior to the opening of a new Personal Account and request from the Chief Compliance Officer or his

[7]	Such Employee may not day trade with these five (5) investments in a way that violates the spirit of this rule, i.e. day trading should not be so frequent as to pose a burden on the Legal and Compliance Department’s review of personal trades or to interfere with an Employee’s performance of duties at Halcyon.

or her designee a letter to the broker requesting duplicate copies of all new account documentation. Note, as of January 1, 2011, Employees are required to open new accounts with brokers who are willing to provide Halcyon such duplicates in electronic (as opposed to hardcopy) format. Halcyon’s authorization for the opening of any new Personal Account will take into consideration this factor.

We have prepared a “Broker Notification Letter” (Exhibit D hereto) to facilitate this notice requirement.

If the Management Companies learn that an Employee has an undisclosed personal account for him/herself or a Related Person, the Management Companies will immediately request duplicate statements and confirms from the broker. In addition, the Employee holding such account for his/her own beneficial interest or that of a Related Person will be subject to a three-month penalty period for non-disclosure. Violations of this policy are subject to disciplinary action, up to and including dismissal for cause. No trades will be approved in any accounts held in the name of the Employee or a Related Person.

6.	Confirmations and Periodic Account Statements

Copies of confirmations of all personal transactions and any other information reflecting account or transactional account activity (including periodic account statements) involving Personal Accounts, when not provided electronically, must be sent by the broker(s) or person(s) handling such accounts to the attention of Financial Tracking (the “Vendor”).

Please notify (or where applicable arrange to have your Related Persons notify) the broker(s) or person(s) handling your Personal Account(s) to add Financial Tracking8 to the confirmation and account statements. This requirement applies to all Personal Accounts, including accounts with respect to which investment discretion has been granted to a third party broker or investment adviser. In addition, the Chief Compliance Officer or his or her designee will send a request to the broker for duplicate confirmations and statements (a “407 letter”), Exhibit D hereto.

Please note that all confirmations and other information relating to personal transactions will be treated as personal and highly confidential and will be accessible only by the Vendor and the Chief Compliance Officer or his or her designee and other authorized personnel having a legitimate regulatory compliance purpose in obtaining such information.

7.	Approval Requirement

All proposed personal transactions involving Personal Accounts (other than Exempt Transactions) must be approved electronically via Financial Tracking by the Chief Compliance Officer or his or her designee prior to execution.

[8]	Financial Tracking LLC, Attn: Alexander Brent, 2 Soundview Drive, Suite 100, Greenwich, CT 06830

These requests will be reviewed, as promptly as practicable, and a record of each request and response will be maintained through Financial Tracking. You must obtain approval for every securities transaction in a Personal Account (other than Exempt Transactions), even if you received approval for the original purchase or sale of the same security or had purchased or sold the securities prior to joining the Management Companies.

Approved transactions must be submitted for execution by an Employee promptly. Approval is valid only for the specific transaction described in the Personal Transaction Approval Request and for which approval is granted. If for any reason the transaction for which approval is obtained is not executed on the day approval was granted, personnel must again seek approval for the transaction prior to execution on another day.

The Management Companies have the right to deny or withdraw approval for a personal transaction at any time. The fact that approval for a personal transaction is granted or denied is highly confidential and should not be disclosed by Employees to anyone inside or outside the Management Companies. Employees should not engage in discussions as to the reasons for the grant or denial of approval.

8.	Duplication of Client Transactions

No Employee shall effect a transaction in a Personal Account (other than a transaction in an account over which neither you nor any Related Person has any control or discretion (a “Non-Discretionary Account”)) on the day before, the same day or the day after a day (the Three Day Rule”) when the Management Companies are purchasing and/or selling that same security on behalf of a Halcyon advisory client; provided, however, that (i) immediately following the liquidation of a position by a Management Company, Employees are permitted to transact in such security without the Three Day Rule restriction, and (ii) on a case by case basis, the Chief Compliance Officer or his or her designee may consider and, if appropriate, authorize a trade request in which an Employee wishes to transact within the Three Day Rule in a security of an issuer which has also been the subject of a transaction by a Management Company where it is determined that conflicts are not inherent (e.g., where a Management Company becomes a stockholder in a company and an Employee seeks to become a bondholder in the company, or vice versa). Any such Personal Account transactions occurring during this three-day blackout period that have not been so excepted will be unwound. If a Halcyon advisory client has a pending buy or sell order in a security, any trade in the same security for a Personal Account must not be effected until all pending client orders have been fully executed or withdrawn.

9.	Private Placements

The Chief Compliance Officer or his or her designee will approve the acquisition of securities in a private placement only after considering, among other factors, whether the opportunity is being offered to you because of your position with the Management Company. If any Employee of the Management Companies acquires securities in a private placement, such person must disclose that investment to the Chief Compliance Officer or his or her designee prior to taking any role in the consideration of an investment in the issuer by any Halcyon advisory client. The decision to purchase securities of the issuer on behalf of any advisory client managed by the Management Companies must be independently reviewed and authorized by the Chief Compliance Officer or his or her designee or a Managing Principal who did not purchase in the private placement and does not otherwise own a material amount of the issuer’s securities.

10.	Short-Term Trading

In general, short-term trades of less than 30 days are prohibited if an advisory client managed by the Management Companies maintains a position in the same security. However, in special circumstances, the Management Companies may grant an exception to the short-term trading prohibition on such securities. If you wish to apply for an exception, you must contact the Chief Compliance Officer or his or her designee before you effect the transaction in order to be considered for an exception.

IV. Trading Authorization

No Employee is authorized to issue a buy or sell order for any advisory clients managed by Halcyon Asset Management LLC or Halcyon Offshore Asset Management LLC unless such order is approved by either John M. Bader or Kevah Konner. In the event that neither of Messrs. Bader and Konner is available, Larry Davidoff, Joseph Genachowski and James W. Sykes may authorize a buy or sell order for an advisory client. Buy or sell orders for advisory clients of Halcyon Structured Asset Management L.P. must be approved by its Investment Committee, which may authorize buy or sell orders for an advisory client. Buy or sell orders for advisory clients managed by Halcyon Asset-Backed Advisors L.P. must be approved by Joseph Wolnick, Joseph Godley, James Coppola, or Kevah Konner. Buy or sell orders for advisory clients managed by Halcyon Loan Investors L.P. must be approved by Ross Smead or Brian Yorke. Buy or sell orders for advisory clients managed by Halcyon Management Acquisition Company LLC must be approved by David Snyder. Buy or sell orders for advisory clients managed by Halcyon Agilis Management LP must be approved by Scott Craven, Roy Smith and John M. Bader or Kevah Konner. The above processes remain subject to any additional restrictions, including pre-approval rights, placed upon Portfolio Managers for the respective Management Companies by their respective Risk Management Committees. Traders shall not, without prior approval of an authorized Portfolio Manager or his or her designee, effect any transaction that has not been approved; such action would be out of compliance with this policy.

V. Supervisory Procedures

The tables of organization for the Management Companies and their respective affiliates are attached as Exhibit E. The Chief Financial Officer exercises authority and responsibility in regard to financial reporting, margin and related matters for the Management Companies. The Chief Compliance Officer or his or her designee is responsible for compliance matters relating to the Management Companies; for purposes of compliance, including the enforcement of this Code and the Compliance Manual, the Chief Compliance Officer or his or her designee and the General Counsel shall report directly to the Board of Managing Principals for each relevant Management Company. Exhibit F lists the books and records which the Management Companies are required to retain, and the required retention periods. Exhibit G lists supervisory activities of the Management Companies, and the individual(s)/committee(s) to which such supervisory activities are assigned or those designated to perform such supervisory tasks.

The compliance and supervisory procedures include the following:

A. Record Keeping and Reporting

Among other things:

1. The Chief Compliance Officer or his or her designee are responsible for investigating the previous record of persons whom the Management Companies contemplate employing.

2. The Chief Compliance Officer or his or her designee is responsible for maintaining accurate Forms ADV Part I and Part II of the Management Companies.

3. The Chief Compliance Officer or his or her designee is responsible for regulatory reporting with respect to filings and reports required to be maintained internally or filed with our regulators, including the SEC, FSA, CIMA and state regulators. All Halcyon Employees have an affirmative obligation to assist the Chief Compliance Officer or his or her designee monitor filing thresholds (including those of §13 of the Securities Exchange Act of 1934) and to provide all information requested by the Chief Compliance Officer or his or her designee in order to comply with such filing or reporting requirements.

4. It is unlawful for any documents, emails, electronic documents, voicemail messages or other documents (“Information”) to be destroyed in anticipation of, or in the midst of, any federal, state, or local governmental investigation or proceeding, or for Information relevant to any pending or potential litigation to be destroyed. Any questions concerning this policy should be directed to the Chief Compliance Officer or his or her designee.

5. The Chief Compliance Officer or his or her designee is responsible for developing and implementing a compliance program to monitor emails of Halcyon Group Employees on a periodic basis to detect potential violations of this Code of Ethics, related policies and procedures and applicable laws and regulations.

B. Procedures for Storing Records Electronically

This section provides guidance regarding the electronic storage of records, and is intended to assist Employees in complying with applicable legal standards. All Employees are expected to adhere to these policies and procedures. Any question regarding these policies and procedures should be directed to your immediate supervisor or, if he or she is not available, to a Managing Principal.

1.	Electronic Storage Permitted

Pursuant to Investment Adviser Act Rule 275.204-2(g), an investment adviser is permitted to maintain and preserve any required records on electronic storage media for the required time period.

2.	General Requirements

The Chief Compliance Officer or his or her designee shall ensure that any electronic storage system utilized by the Management Companies arranges and indexes the records stored on that system in a way that permits easy location, access, and retrieval of any particular record.

The Chief Compliance Officer or his or her designee shall ensure that the system has the ability to promptly provide:

•	A legible, true, and complete copy of the record in the medium and format in which it is stored;

•	A legible, true, and complete printout of the record; and

•	A means to access and view the records.

3.	Duplicate Records

The Chief Compliance Officer or his or her designee shall ensure that a duplicate copy of any record stored electronically is separately stored at a different location from the location where the original record is stored. The Chief Compliance Officer or his or her designee shall ensure that, at the end of each business day, any records which are stored electronically by the Management Companies are backed-up and that the backed-up records are transferred to a remote storage location.

4.	Safeguarding Electronic Records

a.	Computer System User Ids and Access Rights

New User IDs and Changes to Access Rights

The Chief Compliance Officer or his or her designee shall ensure that new user identifications (“User IDs”) are issued only to persons who are authorized to receive those User IDs. The Chief Compliance Officer or his or her designee shall also ensure that any change in an Employee’s access rights is properly approved by a Managing Principal.

The Chief Compliance Officer or his or her designee shall ensure that the Chief Technology Officer creates and maintains a record which identifies each Employee’s user ID and the access rights assigned to that Employee.

•	Terminated Employees

The Chief Compliance Officer or his or her designee shall ensure that the Chief Technology Officer immediately deletes the User IDs for terminated Employees.

•	Annual Review

On an annual basis, the Chief Compliance Officer or his or her designee shall ensure that the Chief Technology Officer shall circulate a list of active User IDs and the access rights associated with each User ID to the Managing Principals. The Chief Operating Officer, the Chairman of the IT Committee and the Chief Compliance Officer or his or her designee must review the list and sign off that the list is correct. The Chief Compliance Officer or his or her designee will maintain a record of each sign-off.

b.	Information Protection and Privacy Policy

The Chief Compliance Officer or his or her designee is responsible for ensuring that all new Employees receive a copy of the Management Companies’ Information Protection and Privacy Policy, review the policy, and certify that they have reviewed it, understand it, and will comply with it. The Management Companies’ Information Protection and Privacy Policy is set forth at Exhibit H.

In addition, as part of the annual compliance certification, each Employee must certify that he or she is in compliance with, and at all times has complied with, the Management Companies’ Information Protection and Privacy Policy.

5.	Policy Concerning Use of Company Communications, Including Email and Internet Access

In recognition of the increasing importance of the Internet and email, the Management Companies have developed a policy detailing standards of privacy, property rights, appropriateness, security and data retention issues, and consequences of misuse. The full policy statement constitutes Exhibit I.

C. Authorizations

1.	Restricted List

The Chief Compliance Officer or his or her designee is responsible for maintaining the Restricted List and the Private Database, and removing securities from the lists once the information is public.

2.	Prior Approval of Indemnification Provisions

No Employee is authorized to enter into any agreement – oral or written – under which any of the Management Companies is required to indemnify, guarantee, or hold harmless any third party against any loss or claim of any nature whatsoever, or otherwise is subject to a similar obligation or effect, unless and until such agreement is approved by three Managing Principals (including John M. Bader and Kevah Konner, at least one of whom or their designee must provide written approval).

3.	Authority to Open Custody Accounts for Advisory Clients or the Management Companies

The Chief Financial Officer, Chief Operating Officer, General Counsel, Vice Chairman and Chairman are the only individuals authorized to open custody accounts with qualified custodians (cash and prime broker accounts) for advisory clients. In addition, the Chief Financial Officer and the Chief Operating Officer are the only individuals authorized to open banking or other accounts for the Management Companies. Two signatures are required to open any custody account for advisory clients and any bank or other account for the Management Companies.

4.	Execution of Contracts

All material contracts to be executed on behalf of the Halcyon Group must be submitted to, and approved by, the Legal and Compliance Department, the Chief Operating Officer, the Chief Financial Officer, or the relevant Board of Managing Principals in order to ensure that material contractual terms are reviewed by counsel, when necessary, and are executed by the appropriately authorized representatives of that Management Company.

VI. Policy for Communicating with Existing and Potential Investors, Performance Tracking Organizations and Others Interested in the Halcyon Advisory Clients

Each Employee of the Management Companies is required to comply with the “Policy for Communicating with Existing and Potential Investors, Performance-Tracking Organizations and Others Interested in the Halcyon Advisory Clients” attached as Exhibit K hereto.

Rules 206(4)-1 and 206(4)-8 under the Advisers Act specify that the Management Companies, as registered investment advisers to managed accounts and pooled vehicles, may not, among other things, publish, distribute or circulate any notice, circular, letter or other communication to more than one person if such communication:

1.	refers, directly or indirectly, to any testimonial of any kind concerning the Management Companies or any advice, analysis, report or other service rendered by the Management Companies;

2.	refers, directly or indirectly, to past specific recommendations of any Management Company which were profitable unless such communication sets forth, or offers to furnish upon request, a list of all recommendations by the Management Company during the immediately preceding period of not less than one year and certain other information and the legend prescribed by Rule 206(4)-1(a);

3.	sets forth the past performance of any Halcyon advisory client managed by the Management Companies and (1) fails to compare the results to a relevant market index (e.g., the S&P Index), (2) fails to deduct advisory fees, brokerage and other commissions and any other expenses that a client actually paid, (3) fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings, (4) suggests or makes claims about the potential for profit without also disclosing the possibility of loss, (5) compares actual results to an index without disclosing any material facts relevant to the comparison (e.g., failure to disclose that the volatility of an index is materially different from that of the portfolio), (6) fails to disclose any material conditions, objectives or investment strategies used to obtain the results portrayed (e.g., the use of an event-driven investment strategy), or (7) fails to disclose prominently, if applicable, that the results portrayed related only to a select group of accounts managed by the Management Companies, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material; or

4.	otherwise contains any untrue statement of a material fact, omits to state a material fact necessary to make the statement made, in light of the circumstances under which it was made, not misleading, to any existing client or prospective advisory client, including a client in pooled investment vehicle, or is otherwise materially false or misleading.

All advertisements, including news articles, interviews, or any public statements, or other materials describing or discussing the Management Companies or any Halcyon advisory client must be approved by the Chief Compliance Officer or his or her designee prior to dissemination.

VII. Performance Data

Performance data for funds that are managed by Halcyon Group for advisory clients may be distributed externally only in accordance with procedures in effect at the relevant time and approved by the Legal and Compliance Group. Such procedures are distributed internally and are available upon request from the Chief Compliance Officer or his or her designee.

VIII. Policy Regarding Communications with Regulators

Halcyon Group regularly communicates with governmental and regulatory bodies concerning routine matters including regulatory filings and cooperation with required regulatory examinations. It is Halcyon’s general policy not to comment otherwise on the existence, or lack thereof, of communications with regulators and other law enforcement agencies.

IX. Outside Business Interests

Except as provided in the Fourth Amended and Restated Limited Liability Company Agreement of Halcyon Management Company LLC, the Third Amended and Restated Limited Liability Company Agreement of Halcyon Offshore Management Company LLC, the Amended and Restated Limited Partnership agreement of Halcyon Structured Asset Management L.P., the Amended and Restated Limited Liability Company Agreement of Halcyon Structured Asset

Management GP LLC, the Amended and Restated Limited Partnership Agreement of Halcyon Asset-Backed Advisors L.P., the Limited Partnership Agreement of Halcyon Loan Investors L.P., the Limited Liability Company Agreement of Halcyon Management Acquisition Company LLC, the Limited Liability Company Agreement of Halcyon Bacchus (U.S.) Management LLC, the Limited Partnership Agreement of Halcyon Agilis Management LP, or in any employment agreement, Employees of the Management Companies may not engage in any of the following activities without the written approval of the Chief Compliance Officer or his or her designee and three Managing Principals of Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Structured Asset Management L.P., Halcyon Asset-Backed Advisors L.P., Halcyon Loan Investors L.P., Halcyon Management Acquisition Company LLC, or Halcyon Agilis Management LP:

1.	Be engaged in any other for-profit business.

2.	Be employed or compensated by any other person for business-related activities.

3.	Accept appointments to the board of any publicly traded or closely held corporation without prior approval as set forth above. Notwithstanding the above, no directorship of any company will be approved whose stock is currently owned in a client account managed by the firm. In instances where an Employee has been authorized to serve as a Director, the securities of that firm shall be ineligible for purchase, short sale, or comment, on behalf of a firm client. Included in this policy are directorships and committee memberships of charitable, religious, scientific, educational and other organizations of an eleemosynary nature.

4.	Own any stock or otherwise have any direct or indirect interest in any organization engaged in any securities, financial or kindred business, unless such organization is publicly owned.

5.	Serve any person in a capacity that involves directly or indirectly controlling, or exercising investment discretion over, investment decisions. Notwithstanding anything to the contrary herein, an Employee may serve as an executor of a family member’s will, as a trustee on behalf of a trust where a family member (other than the Employee) is the sole or primary beneficiary, or serve as officer of a public or private not-for-profit foundation, without the written approval of the above referenced Managing Principals (subject to compliance with the Management Companies’ Restrictions on Personal Trading).

The above referenced Managing Principals shall keep any information received concerning any Employee’s outside business activities confidential, except to the extent that any such Managing Principal may disclose such information if, in such person’s judgment, the activity to which such information relates is a competitive activity or reasonably likely to conflict with the interests of the Management Companies, or may otherwise disclose such information as may be required by law (for example, as may be required to be disclosed pursuant to §16 of the Securities & Exchange Act of 1934).

X. Solicitation of Government Entities: Pay to Play

Rule 206(4)-5 of the Advisers Act Effective March 14, 2011 is aimed at curbing so called “pay to play” abuses resulting from investment advisors making political contributions in order to influence people involved in choosing investment advisors to manage public pension funds assets. Under the Rule, fund managers are prohibited from receiving any compensation (including management fees and carried interest) for managing money for a state or local government entity within two years after a payment, gift, or anything of value has been given to an “official” of the “government entity” by a fund manager or certain of its employees. “Government entities” include all state and local governments, their agencies, and all public pension plans and other collective government funds. The term “official” under the Rule includes incumbents, candidates or successful candidates for elective office (including their election committees) of a government entity if the office, or a person that the office has authority to appoint, is directly or indirectly responsible for, or can influence the outcome of, the hiring of a fund manager or an investment in an underlying fund.

Determinations made under the Pay to Play Rule, particularly those relating to whether a candidate or other person might influence the outcome or the hiring of a manager are complex; for example, a person holding federal office would not be considered an official of a government entity under the Rule, but a candidate for federal office might fall under the definition (e.g., a state governor who can appoint directors of the state’s public pension fund would be considered an official during the time the governor is a candidate for US Senate). Given the complexities of the Rule as well as the potential for long-term and significant impact on Halcyon’s core mission of managing client assets, any contemplated contribution to be made directly or indirectly (for example, a contribution made through a PAC in an effort to funnel it to an official, or by a spouse of a Covered Employee at the Employee’s behest) by any of Halcyon’s Managing Principals and the employees of Client Relations and Compliance Departments (“Covered Employees”) must be considered on a case-by-case basis prior to making any contribution. Unless pre-cleared in writing by the Chief Compliance Officer or his or her designee, neither Halcyon nor the Covered Employees will provide a contribution or gift of any kind to an official (Exhibit O, Political Contribution Pre-Approval Form).In addition, any third party solicitor engaged by Halcyon to market its funds in the US will be a registered broker dealer and member of FINRA, in each case subject to its own Pay to Play restrictions.

A. Pay to Play: Applicability to New Hires

The Pay to Play Rule contains a look-back provision for new hires, in which a new Employee’s prior contributions could subject Halcyon to a two year time-out. Halcyon will therefore request that all candidates for relevant positions declare any applicable contributions in writing prior to the extension of an offer of employment. (Exhibit P, New Hire/Transfer Political Contribution Declaration Form.)

EXHIBITS

A	Initial Certification of Compliance

B	Annual Certification of Compliance

C	Personal Account Listing Questionnaire

D	Broker Notification Letter

E	Organizational Charts

F	Required Books and Records

G	Designee Listing – Supervisory Activities

H	Information Protection and Privacy Policy

I	Policy Concerning Use of Company Communications, Including Email and Internet Access

J	Policy for Communicating with the Halcyon Advisory Clients and Others

K	Compliance Review of Personal Trading

L	Certification of Accuracy / Compliance Review of Personal Trading

M	Gift/Entertainment Report

O	Political Contribution Pre-Approval Form

P	New Hire/Transfer Political Contribution Declaration Form

Exhibit A

INITIAL CERTIFICATION OF COMPLIANCE

CODE OF ETHICS

I hereby acknowledge that I have received and read the Code of Ethics of Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Structured Asset Management L.P., Halcyon Asset-Backed Advisors L.P., Halcyon Loan Investors L.P., Halcyon Management Acquisition Company LLC, Halcyon Bacchus (U.S.) Management LLC, Halcyon Loan Management LLC, Halcyon Asset Management (UK) LLP, and Halcyon Agilis Management LP (the “Management Companies”). I also acknowledge that I understand the policies and procedures set forth in the Code of Ethics, including but not limited to the policies regarding the Statement of Ethics, procedures for reporting violations of the Code of Ethics, confidentiality, protection of information, Personal Trading Policy and document retention, and agree to abide fully by them, as well as any additional policies and procedures that may be adopted in the future by the Management Companies.

The Management Companies expect all Employees to guard confidential information acquired during their association with the Management Companies. As part of that responsibility, the Management Companies prohibit Employees from trading securities while in possession of material, nonpublic information relating to the issuer of those securities. These restrictions are outlined in Section III of the Code of Ethics of the Management Companies.

There are significant individual and employer penalties associated with insider trading. Apart from disgorgement of profits gained or losses avoided, a convicted insider trader may face a civil penalty. Individual criminal penalties may include a fine, order of restitution, and/or a jail term. Similarly, employers face stringent penalties if they knowingly or recklessly disregard Employee conduct which constitutes insider trading.

The Management Companies’ Code of Ethics establishes a framework for Employees’ securities trading that limits the risk of such penalties. Employees are subject to the following obligations, among others:

1) A requirement to report immediately to the Chief Compliance Officer or his or her designee the receipt of material, non-public information about a publicly traded company.

2) A pre-trade approval requirement for all covered personal and related-party transactions.

I acknowledge that I have reviewed the Information Protection and Privacy Policy of the Management Companies as detailed in Section IV and Exhibit H of the Code of Ethics and understand that policy and agree to be bound by it.

I understand that any violation of the policies and procedures contained in the Code of Ethics may result in disciplinary action, including dismissal for cause, as well as civil and criminal liability, and that the Management Companies may initiate or cooperate in proceedings resulting in such penalties.

I understand that the policies and procedures in the Code of Ethics may be added to, deleted or changed by the Management Companies at any time. I hereby acknowledge that I will attend the mandatory annual compliance meeting.

Signature:

Print Name:

Date:

Exhibit B

ANNUAL CERTIFICATION OF COMPLIANCE

CODE OF ETHICS

I hereby acknowledge that I have received and read the Code of Ethics of Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Structured Asset Management L.P., Halcyon Asset-Backed Advisors L.P., Halcyon Loan Investors L.P., Halcyon Management Acquisition Company LLC, Halcyon Bacchus (U.S.) Management LLC, Halcyon Loan Management LLC, Halcyon Asset Management (UK) LLP, and Halcyon Agilis Management LP (the “Management Companies”). I also acknowledge that I understand the policies and procedures set forth in the Code of Ethics, including but not limited to the policies regarding the Statement of Ethics, procedures for reporting violations of the Code of Ethics, confidentiality, protection of information, Personal Trading Policy and document retention, and agree to abide by them fully, as well as any additional policies and procedures that may be adopted in the future by the Management Companies. I certify that I have followed these policies and procedures in the past and will continue to do so in the future.

The Management Companies expect all Employees to guard confidential information acquired during their association with the Management Companies. As part of that responsibility, the Management Companies prohibit Employees from trading securities while in possession of material, nonpublic information relating to the issuer of those securities. These restrictions are outlined in Section III of the Code of Ethics of the Management Companies.

There are significant individual and employer penalties associated with insider trading. Besides disgorgement of profits gained or losses avoided, a convicted insider trader may face a civil penalty. Individual criminal penalties may include a fine and/or a jail term. Similarly, employers face stringent penalties if they knowingly or recklessly disregard Employee conduct which constitutes insider trading.

The Management Companies’ Code of Ethics establishes a framework for Employees’ securities trading that limits the risk of such penalties. Employees are subject to the following obligations, among others:

1) A requirement to report immediately to the Chief Compliance Officer or his or her designee the receipt of material, non-public information about a publicly traded company.

2) A pre-trade approval requirement for all covered personal and related-party transactions.

I acknowledge that I have reviewed the Information Protection and Privacy Policy of the Management Companies as detailed in Section IV and Exhibit H of the Code of Ethics and understand that policy and agree to be bound by it.

I understand that any violation of the policies and procedures contained in the Code of Ethics may result in disciplinary action, including dismissal for cause, as well as civil and criminal liability, and that the Management Companies may initiate or cooperate in proceedings resulting in such penalties.

I understand that the policies and procedures in the Code of Ethics may be added to, deleted or changed by the Management Companies at any time. I hereby acknowledge that I will attend the mandatory annual compliance meeting.

Signature:

Print Name:

Date:

Exhibit C

PERSONAL ACCOUNT LISTING QUESTIONNAIRE

Provide the information requested below for every account in which transactions in equity, debt or other securities may be effected by or on behalf of:

(i) you,

(ii) your spouse,

(iii) children under the age of 21 whether or not living at home,

(iv) other dependents,

(v) any other person living in your home whether legally related or not, or

(vi) any other accounts with respect to which you (or the persons referred to in clauses (ii) to (v)) have or share actual or potential control, voting power or a direct or indirect beneficial interest, or as to which you (or the persons referred to in clauses (ii) to (v)) participate, directly or indirectly, in making investment decisions or recommendations (hereinafter “Personal Accounts”).

If you have no Personal Accounts, please indicate “none” in the space provided below:

FOR EACH ACCOUNT, PLEASE ATTACH A COPY OF THE MOST RECENT ACCOUNT STATEMENT TO FACILITATE COMMUNICATION WITH THE BROKER MAINTAINING THE ACCOUNT. YOUR FORM WILL NOT BE PROCESSED UNLESS ACCOUNT STATEMENTS ARE ATTACHED.

IF YOU ARE OPENING A NEW PERSONAL ACCOUNT PLEASE ALSO PROVIDE THE ADDRESS FOR THE BROKER OR INVESTMENT MANAGER.

Name on Account:
Securities Firm:
Account Number:
Broker/Contact:
Address:
Telephone Number:

Name on Account:
Securities Firm:
Account Number:
Broker/Contact:
Address:
Telephone Number:

Name on Account:
Securities Firm:
Account Number:
Broker/Contact:
Address:
Telephone Number:

Name on Account:
Securities Firm:
Account Number:
Address:
Broker/Contact:
Telephone Number:

Hedge Fund Investments
Name of partnership or entity:
Address:
Principal investment strategy:
Amount:
Date of investment:

Name of partnership or entity:
Address:
Principal investment strategy:
Amount:
Date of investment:

The above is a complete and accurate listing of all of my Personal Accounts. I understand that I must promptly inform Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Structured Asset Management L.P., Halcyon Asset-Backed Advisors L.P., Halcyon Loan Investors L.P., Halcyon Management Acquisition Company LLC, Halcyon Bacchus (U.S.) Management LLC, Halcyon Loan Management LLC, Halcyon Asset Management (UK) LLP, and Halcyon Agilis Management LP (the “Management Companies”) of any change in this information. I have undertaken to ensure that duplicate copies of all periodic account statements, transaction confirmations and other information reflecting account or transactional activity involving Personal Accounts maintained outside the Management Companies are sent directly to Financial Tracking, 2 Soundview Drive, Suite 100, Greenwich, CT 06830.

Date	Signature

Exhibit D

BROKER NOTIFICATION LETTER

[Date]

[Broker Name]

[Broker Address]

To Whom It May Concern:

I write regarding             ’s account with your firm. As an Employee of Halcyon Asset Management LLC or its affiliated management companies (“Halcyon”),             is required, pursuant to Halcyon’s Code of Ethics, to provide Halcyon with information related to the securities trading account(s) listed below. Specifically, all Employees are responsible for ensuring that all their personal trading records and those of the members of their immediate families and personal households (“Related Parties”) are provided to Halcyon.

Accordingly, we request that you provide to our vendor Financial Tracking,9 duplicate copies of any and all periodic account statements, transaction confirmations, and any other information or documents reflecting account or transactional activity in the following account:

Account Number:
i/n/o:

For any accounts opened by             or his/her Related Parties (as identified by             ) in the future, we also request that your firm provides Financial Tracking with duplicate copies of the opening account documentation as well as the relevant records, as set forth above.

Finally, we request that you send the requested documentation directly to:

Financial Tracking

Attn: Alexander Brent (Halcyon)

2 Soundview Drive, Suite 100

Greenwich, CT 06830

Truly yours,

Suzanne McDermott
Chief Compliance Officer, Associate General Counsel
(212) 303-9498; smcdermott@halcyonllc.com

[9]	Financial Tracking is an independent portfolio compliance monitoring service.

Exhibit E

Exhibit F

REQUIRED BOOKS AND RECORDS

Halcyon Asset Management LLC

Halcyon Offshore Asset Management LLC

Halcyon Structured Asset Management L.P.

Halcyon Asset-Backed Advisors L.P.

Halcyon Loan Investors L.P.

Halcyon Management Acquisition Company LLC

Halcyon Bacchus (U.S.) Management LLC

Halcyon Loan Management LLC

Halcyon Asset Management (UK) LLP

Halcyon Agilis Management LP

Number	Required Record	Retention Period

1	A journal or journals, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.	Five Years

2	General and auxiliary ledgers or other comparable records reflecting asset, liability, reserve, capital, income, and expense accounts.	Five Years

3	A memorandum of each order given by each Management Company for purchase or sale of a security, of any instruction received from a client concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such memoranda shall identify:	Five Years

• the terms and conditions of the order (buy or sell);

• any instruction, modification or cancellation;

• the person connected with the investment adviser who recommended the transaction to the client;

• the person who placed the order;

• the account for which the transaction was entered;

• the date of entry;

• the bank, broker or dealer by or through which executed; and

• orders entered into pursuant to the exercise of the investment adviser’s discretionary authority.

4	All check books, bank statements, cancelled checks and cash reconciliations.	Five Years

5	All bills or statements (or copies), paid or unpaid, relating to the business as an investment adviser, including copies of client checks or similar evidence of payment of invoices.	Five Years

6	All trial balances, financial statements, and internal audit working papers relating to each Management Company’s business.	Five Years

Number	Required Record	Retention Period

7	Originals of all written communications received and copies of all written communications sent by each Management Company relating to (i) any recommendation made or proposed to be made and any advice given or proposed to be given, (ii) any receipt, disbursement or delivery of funds or securities, or (iii) the placing or execution of any order to purchase or sell any security. The term “communications” includes hard copy communications and electronic communications (including email).	Five Years

8	A list or other record of all accounts in which the Management Company is vested with any discretionary power with respect to the funds, securities or transactions of any client.	Five Years

9	All powers of attorney and other evidences of the granting of any discretionary authority by any client to each Management Company (or copies thereof).	Five Years

10	All written agreements (or copies thereof) entered into by each Management Company with any client or otherwise relating to the business of the Management Company as an investment adviser.	Five Years

11	A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that each Management Company circulates or distributes, directly or indirectly, to 10 or more persons, (other than persons connected with each Management Company). If such notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication recommends the purchase or sale of a specific security and does not state the reasons for such recommendation, a memorandum of each Management Company indicating the reasons for such recommendation must be retained.	Five Years

12	A record of every transaction in a security in which each Management Company or any advisory representative has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. This requirement does not apply, however, to transactions (i) effected in an account over which neither each Management Company, nor any advisory representative, has any direct or indirect influence or control and (ii) transactions in securities that are: direct obligations of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; or shares issued by registered open-end investment companies.	Five Years

13	A copy of each written statement and each amendment or revision thereof, given or sent to any client or prospective client of each Management Company in accordance with Rule 204-3, and a record of the dates that each written statement and each amendment or revision thereof was given or offered to be given to any client or prospective client who subsequently becomes a client.	Five Years

14	All written acknowledgements of receipt obtained from clients, and copies of the disclosure documents delivered to clients by solicitors in connection with any fee referral arrangement.	Five Years

15	All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that each of the Management Companies circulate or distribute, directly or indirectly, to 10 or more persons (other than persons connected with the Management Companies). For managed accounts, this requirement is satisfied by retaining all of the client’s statements and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts.	Five Years

Number	Required Record	Retention Period

16	Articles of incorporation, charters, minute books, stock certificate books, and any amendments thereto, of the Management Companies and of any predecessor.	Until at least three years after termination of the enterprise

17	With respect to portfolios supervised or managed for clients:	Five Years

• records showing separately for each such client the securities purchases and sold, and the date, amount and price of each such purchase and sale; and

• information for each security in which any such client has a current position, information from which the investment adviser can promptly furnish the name of each such client, and the current amount or interest of such client.

18	All statements, including foreign currency statements, received from broker-dealers or other counterparties.	Five Years

19	All disclosure reports filed in connection with Sections 13F, 13G, or other regulatory filings with the Securities and Exchange Commission or foreign jurisdictions	Five Years

20	Log indicating proxy or information statements received; whether or not the Management Companies voted or consented to matters in the proxy or information statement; the date the vote or consent was made; and any comments regarding the vote or consent or the decision not to vote or consent.	Five Years

21	The Management Companies’ Proxy/Consent Policy as it may be amended from time to time; proxy or information statements (or any comparable document) received regarding client securities; record of votes or consents by the Management Companies on behalf of their advisory clients; record of client requests for voting information; all written correspondence from the Management Companies’ to clients in response to client requests for voting information; any documents prepared by the Management Companies that were material to making a decision about how to vote a proxy or consent, or that memorialized the basis for the decision.	Five Years

The Chief Compliance Officer (or his or her designee) may rely upon the Securities and Exchange Commission’s EDGAR system in lieu of hard copies of the proxy or information statements (or any comparable document).

The Chief Compliance Officer (or his or her designee) may rely upon copies of proxy or information statements (or any comparable document) and records of proxy votes or consents that are maintained by a third party, provided that the Management Companies have obtained an undertaking from the third party to provide a copy of the documents upon request.

22	Minutes of the quarterly meetings of the Broker Review Committee, including any materials distributed at meetings and the Best Execution Worksheets considered during the meeting.	Five Years

23	Minutes of the meetings of the Pricing Review Committee.	Five Years

24	Copies of quarterly reviews of personal trading records.	Five Years

25	Attendance records and copies of material distributed at the weekly meeting of the Risk Management Committee	Five Years

Exhibit G

DESIGNEE LISTING

Halcyon Asset Management LLC

Halcyon Offshore Asset Management LLC

Halcyon Structured Asset Management L.P.

Halcyon Asset-Backed Advisors L.P.

Halcyon Loan Investors L.P.

Halcyon Management Acquisition Company LLC

Halcyon Bacchus (U.S.) Management LLC

Halcyon Loan Management LLC

Halcyon Asset Management (UK) LLP

Halcyon Agilis Management LP

2012

The following table identifies the primary supervisor who is responsible for each supervisory procedure and the designee, if any, to whom the responsibility for performing the supervisory procedure also is delegated. In addition to the primary supervisor, the members of the Boards of Managing Principals of the Management Companies are authorized, but not required, by their position to perform each supervisory procedure listed below.

Supervisory Activity	Code Section	Supervisor	Designee

Receiving notice of any questionable or prohibited gift.	Code of Ethics Section II.2.c.	Chief Compliance Officer

Preparing and filing Forms ADV Part I and Part II (including Schedule F) for the Management Companies.	Code of Ethics Section IV.A.2.	Chief Compliance Officer	Compliance Analyst

Receiving notice of a leak of nonpublic information relating to the Management Companies or any company about which the Management Companies, or their Managing Principals or Employees have acquired such nonpublic information.	Code of Ethics Section III.	Chief Compliance Officer	The Director of Trading Compliance General Counsel

Receiving notice when a Managing Principal or Employee has received material, nonpublic information concerning any publicly traded company.	Code of Ethics Section III.	Chief Compliance Officer	The Director of Trading Compliance General Counsel

Procedures and policies governing personal trading	Code of Ethics Section H	Chief Compliance Officer	The Director of Trading Compliance

Supervisory Activity	Code Section	Supervisor	Designee

Performing Quarterly Compliance Reviews of all Personal Trading Accounts held by Employees and related parties	Code of Ethics Section II.I.2.	Chief Compliance Officer	Director of Trading Compliance

	**	**

**			**

Performing Quarterly Compliance Reviews of all Personal Trading Accounts held by the Director of Trading Compliance	Code of Ethics Section II.I.2.	Chief Compliance Officer	Compliance Analyst

Approving “as of” order ticket corrections.	Compliance and Supervisory Manual	Kevah Konner Chief Compliance Officer	Director of Trading Compliance

Reviewing and approving the system for storing and indexing records electronically.	Code of Ethics Section IV.B.	Chief Compliance Officer	Chief Technology Officer

Reviewing to ensure that a duplicate copy of any record stored electronically is separately stored at a remote location from the location where the original record is stored.	Code of Ethics Section IV.B.3.	Chief Compliance Officer	Chief Technology Officer

Reviewing to ensure that at the end of each business day any records stored electronically by the Management Companies are backed-up and that the backed-up records are transferred to a remote storage location.	Code of Ethics Section IV.B.3.	Chief Compliance Officer	Chief Technology Officer

Ensuring that new user IDs are only issued to persons who are authorized to receive those IDs and that any change in an Employee’s access rights is properly approved by a Managing Principal.	Code of Ethics Section IV.B.4.	Chief Compliance Officer	Chief Technology Officer

Creating and maintaining a record which identifies each Employee’s user ID and the access rights assigned to that Employee.	Code of Ethics Section IV.B.4.	Chief Compliance Officer	Chief Technology Officer

Deleting the User IDs of terminated Employees.	Code of Ethics Section IV.B.4.	Chief Compliance Officer	Chief Technology Officer

Performing an annual verification of active User IDs and the access rights associated with each User ID.	Code of Ethics Section IV.B.4.	Chief Compliance Officer IT Committee	Chief Technology Officer

Obtaining a certification from all new Employees that they received a copy of the Management Companies’ Information Protection and Privacy Policy, reviewed the policy, and that they understand and will comply with the policy.	Code of Ethics Section IV.B.4.	Chief Compliance Officer	Compliance Analyst

Supervisory Activity	Code Section	Supervisor	Designee

Maintaining a list of securities about which the Management Companies’ Managing Principals or Employees have received material, non-public information.	Code of Ethics Section III.E.	Chief Compliance Officer	Director of Trading Compliance or his or her designee

Maintaining records relating to the Grey List	Code of Ethics Section III.E.	General Counsel Chief Compliance Officer	Compliance Analyst

Issuing instructions for the preparation on behalf of the Management Companies the report, if any, (i) pursuant to Sections 13(d) and 13(f) of the Exchange Act and (ii) pursuant to Section 16(a) of the Exchange Act.	Compliance and Supervisory Manual	Chief Compliance Officer	Director of Reporting

Approving, prior to dissemination, all advertisements, or other materials describing the Management Companies or any Halcyon advisory client.	Compliance and Supervisory Manual	Chief Compliance Officer

Monthly spot check the steps taken by the trading staff to execute trades from each category of the types of trades that Halcyon executes for clients (e.g., equity, bonds, bank debt, and options). Document the steps taken to execute the transactions on a Best Execution Worksheet.	Compliance and Supervisory Manual	Head Traders

Review and initial each completed Best Execution Worksheet to ensure that sufficient steps were taken to obtain best execution, taking into account the unique nature of each such transaction.	Compliance and Supervisory Manual	Chief Compliance Officer	Director of Trading Compliance

Retain each completed Best Execution Worksheet for a period of not less than five years as part of Halcyon’s books and records.	Compliance and Supervisory Manual	Chief Compliance Officer	Compliance Analyst

Make and retain a record of each Broker Review Committee meeting for a period of not less than five years as part of Halcyon’s books and records.	Compliance and Supervisory Manual	Chief Compliance Officer	Compliance Analyst

Review proxy and information statements and vote or consent in accordance with the Proxy Voting Policies and Procedures.	Compliance and Supervisory Manual	Investment Committee relevant for each strategy

Determine the appropriate course of action for making voting or consent decisions when a material conflict has been identified by a Managing Principal.	Compliance and Supervisory Manual	Conflicts Committee/Management Committee

Supervisory Activity	Code Section	Supervisor	Designee

Respond to advisory clients’ requests for information regarding how proxies or consents were voted.	Compliance and Supervisory Manual	Chief Compliance Officer	Compliance Analyst or Client Relations professional

Respond to advisory clients’ requests for copies of the Proxy/Consent Policies and Procedures.	Compliance and Supervisory Manual	Chief Compliance Officer	Compliance Analyst or Client Relations professional

Vote on Nonpublic Amendments in connection with bank loans	Code of Ethics Section III.F.	Chief Compliance Officer	Director of Trading Compliance

Maintain, for five years, copies of the following: (i) the Management Companies’ Proxy Voting Policies and Procedures, (ii) proxy statements received regarding client securities; (iii) records of votes cast by the Management Companies on behalf of their clients; (iv) records of client requests for proxy voting information; and (v) any documents prepared by the Management Companies that were material to making a decision about how to vote a proxy, or that memorialized the basis for the decision.	Compliance and Supervisory Manual	Chief Compliance Officer	Operations Manager

Receiving notice prior to the execution of any transaction that will either (i) cause the Management Companies’ beneficial ownership to exceed ten percent or (ii) increase or decrease the beneficial ownership of a position that is currently over ten percent.	Compliance and Supervisory Manual	Chief Compliance Officer or his or her designee	Director of Trading Compliance

Receiving notice of an inquiry from an interested investor and the need to either send materials, or schedule a meeting, or both.	Policy for Communicating with Existing and Potential Investors, Performance- Tracking Organizations and Others Interested in the Halcyon Advisory Clients, Exhibit J to Code of Ethics	Director of Client Relations

Supervisory Activity	Code Section	Supervisor	Designee

Contact person for requests for information about the Management Companies or the Halcyon advisory clients from a media firm or its representatives (for example, magazines, newsletters, newspapers, television or radio stations, etc.).	Policy for Communicating with Existing and Potential Investors, Performance- Tracking Organizations and Others Interested in the Halcyon Advisory Clients, Exhibit J to Code of Ethics	Chief Operating Officer

Coordinating the distribution of offering materials for the domestic Halcyon advisory clients, and approving private placement memoranda.	Policy for Communicating with Existing and Potential Investors, Performance- Tracking Organizations and Others Interested in the Halcyon Advisory Clients, Exhibit J to Code of Ethics	Client Relations Committee

Attend meetings with the prospective investor.	Policy for Communicating with Existing and Potential Investors, Performance- Tracking Organizations and Others Interested in the Halcyon Advisory Clients, Exhibit J to Code of Ethics	Client Relations Group

Maintaining a record of unexecuted or partially executed orders	Compliance and Supervisory Manual	Chief Financial Officer

Obtaining and executing prime broker and ISDA Master agreements.	Compliance and Supervisory Manual	Chief Operating Officer	General Counsel

Supervisory Activity	Code Section	Supervisor	Designee

Obtaining and executing agreements with self-clearing executing brokers.	Compliance and Supervisory Manual	Chief Financial Officer	Compliance Analyst

Obtaining and executing agreements with executing broker-dealers that introduce their securities transactions to another broker-dealer for clearance and settlement.	Compliance and Supervisory Manual	Chief Financial Officer	Compliance Analyst

Retaining a copy of executed agreements in a clearly designated file.	Compliance and Supervisory Manual	Chief Financial Officer	Compliance Analyst

Sending notice to executing broker-dealers, when adding or deleting an advisory client.	Compliance and Supervisory Manual	Chief Financial Officer

Preparing performance reports.	Policy for Communicating with Existing and Potential Investors, Performance- Tracking Organizations and Others Interested in the Halcyon Advisory Clients, Exhibit J to Code of Ethics	Chief Financial Officer	Director of Reporting

Ensure that the Management Companies receive a daily electronic feed of market data, from a third party pricing system (the “Feed”) and that the Feed is used to value, as appropriate, positions held by the Management Companies’ clients.	Compliance and Supervisory , Manual	Chief Financial Officer

Ensure that the Management Companies receive on a daily basis foreign currency quotes from a third party and that such quotes are used to value each client’s foreign currency positions and foreign currency derivatives.	Compliance and Supervisory Manual	Chief Financial Officer

Make and retain, for a period of not less than five years, a record of the foreign currency quotes received from the a third party.

Supervisory Activity	Code Section	Supervisor	Designee

Ensure that each equity swap position is marked to the market on a daily basis based on the price of the underlying equity security or securities.	Compliance and Supervisory Manual	Head Traders

**	**	**

Make and retain, for a period of not less than five years, a record supporting the daily mark to the market of each swap position.		Controller

Ensure that over-the-counter options are valued at fair value on a monthly basis.	Compliance and Supervisory Manual	Pricing Review Committee

Review the values assigned to each Manually Priced Asset and compare that value to any data (including market quotes and last sale information, if available) received by the Management Companies during the trading day that may impact the current valuation and, if necessary shall adjust such value.	Compliance and Supervisory Manual	Pricing Review Committee

Review and initial the Daily Review Sheets and retain each such sheet for a period of not less than five years.	Compliance and Supervisory Manual	Chief Compliance Officer	Director of Trading Compliance

Review the valuation of credit default swap positions of the Management Companies’ clients using an internal model.	Compliance and Supervisory Manual	Pricing Review Committee

**		**

Utilize an unaffiliated third parties’ credit default swap model to verify the valuation assigned to credit default swaps by the Management Companies’ internal model.		Pricing Review Committee

**		**

Make and retain, for a period of not less than five years, a record of the value of each credit default swap calculated using the Management Companies’ internal model and the value of each credit default swap using the unaffiliated third parties’ credit default swap model.		Controller

Supervisory Activity	Code Section	Supervisor	Designee

Ensure that as soon as practical after the last business day of the month that the following assets are priced utilizing the daily/weekly review procedures:	Compliance and Supervisory Manual	Pricing Review Committee
• equities and listed options;
• currency;

• swaps;

• credit default swaps; and

• over the counter options.

Ensure that each of the Management Companies’ client’s investment in a pooled investment vehicle is valued at the value of the client’s capital account as determined by that investment entity and reflected in the most recent financial report prepared by such entity.	Compliance and Supervisory Manual	Chief Financial Officer

Retain, for a period of not less than five years, any such financial report received from an investment entity in which client has invested.

As soon as practical after the last business day of the month, the Director of Trading Compliance or his or her designee shall ensure that Halcyon obtains, to the extent available, printouts of quotes or other information, such as last sale information, from third parties (e.g., Bloomberg) and uses that information to value the manually priced assets.	Compliance and Supervisory Manual	Chief Compliance Officer or his or her designee	Head Traders

In addition, for certain assets for which quotes or other market information is not readily available, the traders will request that market makers or other market participants send to the Management Companies a quote by email and the Director of Trading Compliance or his or her designee will collect such information (e.g., emails) and use them to value the manually priced assets.			Head Traders

The Director of Trading Compliance or his or her designee also shall ensure that an individual who is independent of Halcyon’s investment decision making process and who is independent of the trading staff reviews the values assigned to the manually priced assets to ensure that any such values agree to the third party support obtained pursuant to the above procedures.			Controller

Supervisory Activity	Code Section	Supervisor	Designee

Meet monthly to consider the values assigned to the assets held by the Management Companies’ clients and review and concur with the valuations assigned to those assets held by the Management Companies’ clients for which the Management Companies have been unable to obtain pricing information from an independent third party.	Compliance and Supervisory Manual	Pricing Review Committee

Ensure that a record of the Pricing Review Committee determinations is made monthly and retained for a period of not less than five years.		Chief Compliance Officer	Director of Trading Compliance

Document, on a quarterly basis, the justification for retaining an internal valuation when the independent outside auditors performing the Quarterly Asset Valuation Review identify a 5% variance	Compliance and Supervisory Manual	Pricing Review Committee

Retain such documentation for a period of not less than five years			Risk Analyst

Ensure that the Management Companies receive and maintain for a period of not less than five years copies of each valuation report issued by the outside auditors that perform the agreed upon procedures.	Compliance and Supervisory Manual	Pricing Review Committee

Retain, for a period of not less than five years, copies of all confirmations sent and ensure that minutes of the Pricing Review Committee’s review of such assets are made and retained for a period of not less than five years.	Compliance and Supervisory Manual	Chief Compliance Officer	Director of Trading Compliance Risk Analyst

Exhibit H

HALCYON INFORMATION PROTECTION AND PRIVACY POLICY

Introduction

All Employees are required to ensure that they understand and comply with the Information Protection and Privacy Policy of Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Structured Asset Management L.P., Halcyon Asset-Backed Advisors L.P., Halcyon Loan Investors L.P., Halcyon Management Acquisition Company LLC, Halcyon Bacchus (U.S.) Management LLC, Halcyon Loan Management LLC, Halcyon Asset Management (UK) LLP, and Halcyon Agilis Management LP (the “Management Companies”). Information is an essential asset of the Management Companies and all information created in connection with employment activities at the Management Companies, whether it is computer-generated, manually produced, or spoken, is the property of the Management Companies. All Employees have a responsibility to protect business information from unauthorized access, use, modification, disclosure, copying, and/or destruction, whether accidental or intentional.

Employees who violate this policy may be subject to disciplinary action, up to and including termination.

Electronic Information Systems

The term “Electronic Information Systems” includes all of the Management Companies’ owned or leased computers, Blackberry devices, facsimiles, copy machines, voice mail and telephone equipment, all associated software and hardware, all e-mail accounts provided by the Management Companies, and all logins, authentication devices, passwords, data, communications and information transmitted by, received from, entered into, or stored in these systems.

Electronic Information Systems are the property of the Management Companies, and the Management Companies have absolute control over all user access to such Systems. No Managing Principal or Employee may hold an expectation of privacy in Electronic Information Systems.

Use of Electronic Information Systems

Electronic Information Systems are to be used for business purposes only. Allowing access to or use of any Electronic Information Systems to individuals not authorized by the Management Companies is not permitted.

Loss of Electronic Information Systems

Confidential data, including information contained within Electronic Communications10, is at times transmitted to Blackberry devices via Halcyon Groups’ email system and via other methods, and is therefore vulnerable to intrusion and discovery by third parties. In addition to many safeguards already in place, all Employees and partners are required, immediately upon discovery that a Halcyon Group issue blackberry or laptop or other Electronic Information System has been lost or stolen, to report the incident to the IT department, whose personnel are available 24 hours a day. Upon notification, the IT Department will erase all data from the missing device.

Software/Hardware

Unlicensed, unauthorized, or otherwise illegal software is not permitted on any Electronic Information System. No software used in Electronic Information Systems is to be copied or otherwise replicated or downloaded other than for approved business purposes.

Employees may not install or modify any software on the Management Companies’ computer hardware without prior authorization by a Managing Principal.

Employees are not permitted to modify existing hardware, including adding a modem to a computer terminal, or connect personal computers to the Management Companies’ internal computer network without prior authorization by a Managing Principal.

Passwords/Pass-Phrases

A unique User ID and confidential pass-phrase are provided to each Employee whose duties require access to the Management Companies’ Electronic Information System. Each Employees, unless his or her pass-phrase is stolen, is accountable for actions performed with his or her User ID.

Confidential Information Transmission

Information classified as internal use or confidential should never be sent via email without authorization from a Managing Principal. In the event that an Employee is authorized to send confidential or otherwise important information by e-mail, the Employee must take reasonable steps to confirm that such e-mail was received by the intended recipient(s).

[10]	Any information that is transmitted electronically. Such communications include, but are not limited to, email, instant messages, sms text, phone calls, faxes, as well as information submitted, posted or otherwise communicated through social and professional media sites such as chat rooms, online seminars, blogs, video sites, Facebook, Twitter, LinkedIn and scores of others.

Exhibit I

POLICY CONCERNING USE OF COMPANY COMMUNICATIONS,

INCLUDING EMAIL, INSANT MESSAGING AND INTERNET ACCESS

Halcyon Asset Management LLC

Halcyon Offshore Asset Management LLC

Halcyon Structured Asset Management L.P.

Halcyon Asset-Backed Advisors L.P.

Halcyon Loan Investors L.P.

Halcyon Management Acquisition Company LLC

Halcyon Bacchus (U.S.) Management LLC

Halcyon Loan Management LLC

Halcyon Asset Management (UK) LLP

Halcyon Agilis Management LP

Introduction

In recognition of the increasing importance of the Internet, email, and instant messaging (“IM”), and other Electronic Communications, Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Structured Asset Management L.P., Halcyon Asset-Backed Advisors L.P., Halcyon Loan Investors L.P., Halcyon Management Acquisition Company LLC, Halcyon Bacchus (U.S.) Management LLC, Halcyon Loan Management LLC, Halcyon Asset Management (UK) LLP, and Halcyon Agilis Management LP (collectively, the “Management Companies”) provide both Internet access, email and IM accounts to their Employees (collectively, their “users”). Although it is the Management Companies’ intention to provide such access for business purposes, the Management Companies’ management recognizes the desire of users to make occasional personal use of such facilities. Such personal use is tolerated provided that such use is consistent with this policy statement and does not detract from performance of job responsibilities. If use of any Electronic Communications is found to be in violation of this policy or if excessive use becomes a detriment to performance, Internet access, email access or other privileges may be withdrawn.

This policy statement sets forth the general terms and conditions under which users utilize Internet access, email, IM and other Electronic Communications. There are numerous areas of concern that are common to Internet access, email, IM and other Electronic Communications:

1)	Privacy issues

2)	Appropriateness issues (unacceptable content)

3)	Property rights issues

4)	Security and data retention issues

5)	Consequences of misuse

Privacy Issues

Although the Management Companies respect the personal privacy of users, communications tools are provided for the Management Companies’ business purposes. As a result, users have quite limited rights of privacy. Despite the use of “passwords” to limit access to users’ files, users should have no expectation that any information transmitted over the Management Companies’ facilities or stored on their computers is or will remain private. These systems are owned and controlled by the Management Companies and are accessible at all times by the Management Companies for maintenance, upgrades or any other business, regulatory or legal purposes.

The Management Companies permit personal use of these communication tools provided by Halcyon on the express understanding that they reserve the right (for business purposes or as may be required by law or regulators) to review Employee use of, and to inspect all material created by or stored on these communications tools, and to archive email, IM and Bloomberg communications, for a period of no less than five years.

Use of the Management Companies’ Internet access, email and IM facilities constitutes each user’s permission for the Management Companies to monitor communications and to access and create an archival record of files and messages that are generated on or with these communications tools.

Management may examine users’ communications or files under the following circumstances (which are not intended to be all inclusive):

•	Ensuring that the Management Companies’ systems are not being used to transmit discriminatory or offensive messages, or in conjunction with the infringement or violation of any other person’s rights;

•	Diagnosing and remedying systems or software problems experienced by user and/or systems problems caused by users’ access to material from the Internet (removing viruses attached to downloaded material or email attachments, for example);

•	Determining the presence of illegal material or unlicensed software;

•	Ensuring the communications tools are not being used for inappropriate purposes;

•	Responding to legal proceedings or regulatory requests that call for producing electronically-stored material;

•	Forensic testing;

•	Locating, accessing and retrieving information in a user’s absence;

•	Investigating indications of impropriety; and

•	Monitoring for compliance with the Management Companies’ Code of Ethics. related policies and procedures and applicable laws and regulations.

Any such examination will be undertaken only after prior review and approval by the relevant Management Company’s Chief Operating Officer, Chief Compliance Officer or his or her designee. Results of any such examination will be strictly confidential and disclosed only to the extent required by legal or regulatory authorities.

Use of Personal (Non-Halcyonllc) email accounts and other Electronic Communications

The Management Companies provide a full range of facilities to meet the business communication needs of its Employees, with the expectation that these facilities will be used to conduct the business of the Management Companies. From time to time, it may be more convenient for the business of the Management Companies to be conducted through the individual’s own personal email account or other Electronic Communications. In such cases, these communications are not captured in the archives of the Management Companies. Accordingly, when such communications are conducted using the individual’s own personal email account, a copy of all incoming messages should be forwarded to the individual’s email account at halcyonllc.com, and the individual’s halcyonllc.com email account shall be copied on all outgoing email messages; when other forms of Electronic Communications are used, such communications should be forwarded to the individual’s Halcyonllc email account or otherwise preserved in a manner approved by the Chief Compliance Officer.

Appropriateness Issues (Unacceptable Content)

In general, each user should have a common-sense understanding of material that could be deemed to contain unacceptable content for display, dissemination, or storage on the Management Companies’ communications facilities. The Management Companies’ facilities should not be used to send any message or access any Internet content that the user would not want viewed by an outside party.

Examples of unacceptable activities include, but are not limited to:

•	Sending or disseminating sexually explicit messages, images, cartoons or jokes, when the sender knows that the recipient would find the material to be offensive;

•	Intentionally accessing Internet sites or chat rooms that feature pornographic or obscene content;

•	Sending or disseminating messages or content that feature profanity or obscenity when the sender knows that the recipient would find the material to be offensive;

•	Sending or disseminating slanderous or libelous messages or content;

•	Sending or disseminating messages or content that feature ethnic, religious or racial slurs when the sender knows that the recipient would find the material to be offensive;

•	Sending or disseminating messages or content to Internet sites that could be construed as “hate” sites; and

•	Sending or disseminating messages or content with the intent of harassing or disparaging others based on their sex, race, sexual orientation, age, national origin, disability, religious or political beliefs, or any other basis protected by federal, state, or local law, or where the sender knows that the recipient would find such content to be offensive.

Users are also prohibited from posting material via Electronic Communications, including electronic bulletin boards, newsgroups, blogs,, or actively participating in Internet “chat rooms,” particularly those whose content is focused on investing. Although participation in such Internet facilities appears to be done anonymously through self-assigned pseudonyms, accessing such services/servers through the Management Companies’ network facilities normally leaves an audit trail. Such audit trail indicates at least the identity of the Management Companies’ proxy/server, and may leave a trail pointing directly to the user. Inappropriate use of the Management Companies’ facilities may damage the Management Companies’ reputation, and could give rise to the Management Companies and/or individual liability, including but not limited to scrutiny of message content by securities regulators.

In addition, no person, whether using the Management Companies’ facilities or not, may identify himself or herself as a Managing Principal or Employee of the Management Companies in any Internet “chat room,” or speak on behalf of the Management Companies in any chat room or actively participate in any discussions about the Management Companies.

To the extent possible, the Management Companies will utilize “firewall” utilities and other software products to limit access to sites with unacceptable content; however, use of such utilities does not relieve users of the responsibility for complying with the Management Companies’ prohibition on accessing such sites, chat rooms, electronic bulletin boards and newsgroup sites.

Property Rights Issues

The Internet offers a vast array of information; in accessing, downloading and utilizing such information, users must be aware of and respect the copyrights of third parties and their ownership claims of images, text, video and audio material, software, information and inventions. Do not copy, use or transfer copyrighted materials (particularly computer software) without appropriate authorization and attribution. Downloaded software and other copyrighted material may be subject to licensing obligations or restrictions. Users should consult the Management Companies’ Chief Compliance Officer or his or her designee if questions arise about such material.

Security and Data Retention Issues

Users should be aware that email messages (both created by the user and created by others and transmitted electronically to users) and IM are considered part of the Management Companies’ official records and are subject to retention for a period of not less than five years, and possible disclosure to third parties. Accordingly, email, IM and Bloomberg messages, and other relevant Electronic Communications should be composed in a manner consistent with best business practices. Email and IM’s produced on or received through the Management Companies’ facilities should contain no content that the user would not want viewed by a third party.

Users should be aware that email and IM messages and material downloaded from the Internet are stored on the Management Companies’ computer systems, including the users’ terminals or workstations, the Management Companies’ servers and server back-up systems. A copy of all data files on the Management Companies’ network, email and Internet servers is created each day, and such backup copies are retained by the Management Companies for five years. Additionally, all email messages that flow through the Management Companies’ email server (external-to-internal messages, internal-to-external messages and internal-to-internal messages) are captured and archived electronically for five years. Users should assume that all computerized records, computer-generated messages and saved downloaded material are subject to disclosure in litigation or regulatory inquiries.

In light of the above, users are urged to avoid accessing or downloading data from objectionable Internet sites and/or sending/receiving email and IM messages containing unacceptable content. In some cases, material (such as data files) which was thought to be “deleted” by users is not destroyed. It is possible to retrieve data which the user believed was deleted, and it is also easy to find computer experts who can sift through and restore “deleted” files (even on hard drives on terminals and servers that have been “scrubbed”).

Consequences of Misuse

By providing a range of modern communications tools, including Internet access, email, IM and access to other forms of Electronic Communications, the Management Companies acknowledge the pervasiveness of such methods of communications and the degree to which they streamline the conduct of users’ business (and occasionally, personal) affairs. However, as outlined above, such communications tools are also subject to misuse and abuse.

Violation of the provisions of this Policy Concerning Use of Company Communications, including email, IM, Internet Access and other Electronic Communications, subjects the offending user to disciplinary action, including withdrawal of such privileges. In cases of extreme abuse which may expose the Management Companies to legal and/or regulatory liability, disciplinary action may include termination of employment.

Because this Policy does not exclude Internet access, email, IM activities and other Electronic Communications which have a genuine business purpose, it should not be necessary to seek exceptions. Questions about the Management Companies’ policy on Internet access, email and IM should be directed to the Management Companies’ Chief Operating Officer or Chief Compliance Officer or his or her designee.

Exhibit J

RESTRICTED INFORMATION POLICY

Process for Placing Issuers on our Public Restricted List or our Private Issuer Database

Prior to receiving nonpublic information, including when requesting approval of a confidentiality agreement, all Employees must send an email to the Chief Compliance Officer or his or her designee at “Compliance Group” (compliance@halcyonllc.com) and cc such email to “Recordkeeping Compliance” (“recordkeeping@halcyonllc.com”) providing answers to the following questions:

1. Do you have any reasonable, good faith basis to believe that the information you are receiving is material to any Issuer (any company or other entity with publicly traded securities in any jurisdiction)? Relevant considerations include:

a. Is the Company affiliated with an Issuer? For example, does it have a parent or subsidiary, or is it a joint venture partner of an Issuer?

b. Is the information material to any other Issuers, including those not affiliated with the source of the information? For example, are you receiving information from a Issuer which would be material to any of its competitors?

2a. If YES to Question 1, with respect to any Public Issuer (any Issuer with listed or registered securities, including Reg S and Reg D securities) have you obtained the approval of one of the Portfolio Managers or Directors of Research for Halcyon Asset Management LLC to receive this information?

2b. If NO to Question 1, do you have any reasonable, good faith basis to believe that within the next 12 months the Company is a candidate for going Public, issuing publicly traded high-yield debt, or being acquired by a Public company or in a SPAC acquisition?

3. Please provide the full names (and for public companies, tickers) for all companies, whether public or private, to which the information is material, so we may track for internal record-keeping (and if necessary, for the restricted list).

4. Do we require an executed confidentiality agreement in order to review the information? If so, please provide the draft agreement for review and filing.

5. If the answers to any of the questions change at any point in the future while we are still invested in the name (for example, if the Company issues any securities, or engages in any merger or acquisition discussions with a Public Issuer, etc.), you must immediately notify the Chief Compliance Officer or his or her designee of any such changes.

In any event, upon receiving any nonpublic information concerning any trading instrument which has not already been approved pursuant to the policies and procedures outlined in this manual, in any instance, particularly in the bank loan context, the Employee must notify the Chief Compliance Officer or his or her designee that nonpublic information has been received, whether the information concerns any publicly traded security, and the names of all companies (public or private) that the information concerns. The Chief Compliance Officer or his or her designee then will determine which companies are to be placed or updated on Halcyon’s Public Issuer Restricted List (the “Restricted List”), and which are to be placed or updated on Halcyon’s Private Issuer Database (“Private Database”).

Both of these lists are to be maintained by the Chief Compliance Officer or his or her designee. If the Employee has notified the Chief Compliance Officer or his or her designee pursuant to the above procedures of an ongoing relationship whereby the Employee will receive nonpublic information, and all relevant companies have been placed and remain on all relevant restricted lists, the Employee need not inform that person of each instance (whether by clicking on Intralinks or otherwise) when the Employee receives nonpublic information.

In the event that any Employee receives or otherwise obtains any nonpublic information other than in accordance with the procedures detailed herein, the Employee must immediately notify the Chief Compliance Officer or his or her designee, who will conduct a fact-specific analysis and determine what, if any, action shall be taken.

The fact that any company is included on the Restricted List or the Private Issuer Database is confidential and should not be disclosed to anyone outside the Halcyon Group.

The Management Companies trade in bank loan products with possession of nonpublic information with the approval of the Chief Compliance Officer or his or her designee and at the discretion of the relevant Board of Managing Principals, and consistent with their policies and procedures.

Exhibit K

POLICY FOR COMMUNICATION WITH EXISTING AND POTENTIAL

INVESTORS, PERFORMANCE-TRACKING ORGANIZATIONS AND

OTHERS INTERESTED IN THE HALCYON ADVISORY CLIENTS

Halcyon Asset Management LLC

Halcyon Offshore Asset Management LLC

Halcyon Structured Asset Management L.P.

Halcyon Asset –Backed Advisors L.P.

Halcyon Loan Investors L.P.

Halcyon Management Acquisition Company LLC

Halcyon Bacchus (U.S.) Management LLC

Halcyon Loan Management LLC

Halcyon Asset Management (UK) LLP

Halcyon Agilis Management LP

Introduction

The purpose of this policy is to clarify the parameters under which information about Halcyon Asset Management LLC, Halcyon Offshore Asset Management LLC, Halcyon Structured Asset Management L.P., Halcyon Asset-Backed Advisors L.P., Halcyon Loan Investors L.P., Halcyon Management Acquisition Company LLC, Halcyon Bacchus (U.S.) Management LLC, Halcyon Loan Management LLC, Halcyon Asset Management (UK) LLP, and Halcyon Agilis Management LP (the “Management Companies”), and their respective advisory clients (the “Halcyon Advisory Clients”) will be disseminated to investors (both existing and potential), to performance-tracking organizations and all others interested in the Management Companies’ operations.

The asset management, trading and information activities of the Management Companies are carried out in a highly structured environment, characterized by stringent regulations concerning the quality and quantity of information divulged. This is particularly the case in activities for which the implied or stated purpose is the attraction of capital to a Halcyon advisory client. Accordingly, the policies set forth in this policy statement should not be construed as loose guidelines; they are strict policies which must be observed as part of the Management Companies’ affirmative obligation to conduct its activities in a manner consistent with fiduciary duties and regulatory guidelines.

Tracking Contact with Investors (Both Existing and Prospective)

If you receive an inquiry from an interested investor and wish to send materials, schedule a meeting, or both, please discuss this event and the Management Companies’ response with the Director of Client Relations or his or her designee. In most cases, participation by a Managing Principal is necessary in meetings with current or prospective investors.

Acceptable Formats for Providing Performance Track Records

Please refer to policy set forth in Section II(E) of the Compliance Manual.

External Communications

No Halcyon Group Employee or partner may communicate in any way with a member of the news media without prior approval of the Chief Compliance Officer or his or her designee, the Director of Client Relations, or his or her relevant Managing Principals.

Availability of Printed Material

Brochures and other material about the Management Companies is available for use in answering inquiries for information about investing in a Halcyon advisory client.

The Director of Client Relations (with the approval of the Client Relations Committee) or his or her designee will coordinate the distribution of offering materials for the domestic and offshore Halcyon advisory clients; distribution of offering materials may be undertaken either by the staff of the Management Companies, or by the Administrator that provides certain services to Halcyon advisory clients. No private placement memoranda may be sent without the approval of the Client Relations Committee, the Director of Client Relations, the General Counsel, the Chief Operating Officer or their designees.

Limits on Distribution of Other Materials

There is a plethora of material produced in-house for the sole and exclusive use of the Management Companies’ personnel. Such data and reports (position summaries, portfolio tracking reports, etc.) are intended primarily to support the investment decision-making process.

There are no circumstances in which it is appropriate for such proprietary, in-house material to be distributed to anyone (including investors) outside the Management Companies. Improper disclosure of this information (much of which is temporal and whose accuracy is not verified) unnecessarily exposes the Management Companies to the possibility of disseminating inaccurate information and otherwise violating regulatory standards.

Guidelines for New Investor Intake Process

Interview: Ideally, new investors should be met in person. It is generally necessary for the Director of Client Relations or another of the members of the Client Relations Committee to attend such meetings, together with any member of the professional staff who may have had initial contact with the prospective investor.

Blue Sky: All domestic investors must be “blue skyed” in advance. These investors include current investors putting up additional monies or changing their allocations among the Halcyon advisory clients.

Investor Packages: All investors must complete their investor packages prior to the commencement of their investments.

Corporate Insiders: Halcyon Group requests relevant information in subscription documents from its investors about whether they hold positions such as officers, directors, or Employees of any public company or financial services company.

Delivery of Brochure: At or before the time a limited partner is admitted to a Halcyon Advisory client of which one of the Management Companies is the investment manager, a brochure compliant with Adviser Act Rule 204-3 or Part II of the applicable adviser’s Form ADV shall be provided to the limited partner or shareholder. Similarly, at or before the time any of the Management Companies enters into an advisory agreement with any other advisory client, it is required to comply with this requirement.

Annually, the Management Companies are required to offer (or to send) the above brochure or Part II of Form ADV to each of its clients and investors in client entities (as described in the preceding paragraph).

Client Relations Committee: Prior to or at the time a new investor subscription is received, the identity of the investor, the source of the referral and the terms of any solicitation agreement or capital introduction process must be reviewed by the Client Relations Committee.

Minimum Size of Investment: The minimum investment in any of the Halcyon advisory clients by an investor which is not a “grandfathered investor”11 will be the greater of (i) $750,000 or (ii) the amount specified by the applicable Halcyon advisory client (e.g., Halcyon Fund).

The minimum investment in any of the Halcyon advisory clients by an investor which is a “grandfathered investor” will be the greater of (i) the amount that would have satisfied the conditions of Investment Advisers Act Rule 205-3, if any, on the date that the investor first invested in any Halcyon advisory client or (ii) the amount specified by the applicable Halcyon advisory client.

However, notwithstanding the minimum investment requirements discussed above, a lesser requirement may be imposed if the investor is a “qualified client” pursuant to Investment Advisers Act Rule 205-3 (e.g., a qualified purchaser pursuant to Section 2(a) (51) (a) of the Investment Company Act).

Any variation of this requirement is subject to the specific approval of the Client Relations Committee.

[11]	The term “grandfathered investor” means an investor which is exempt from the requirements of Investment Advisers Act Rule 205-3 pursuant to subparagraph (c) of such Rule.

Exhibit L

COMPLIANCE REVIEW OF PERSONAL TRADING

Halcyon Asset Management LLC

Halcyon Offshore Asset Management LLC

Halcyon Structured Asset Management L.P.

Halcyon Asset-Backed Advisors L.P.

Halcyon Loan Investors L.P.

Halcyon Management Acquisition Company LLC

Halcyon Bacchus (U.S.) Management LLC

Halcyon Loan Management LLC

Halcyon Asset Management (UK) LLP

Halcyon Agilis Management LP

Date:

Review Conducted by:

Employee/Account Being Reviewed:                                                                      :

Period being reviewed:

Monthly or Quarterly Statement Received?

1.	Confirms and Pre-Clearance Forms for all trades during prior period:

2.	Trades in securities of issuers on Halcyon Restricted List

Trading and Position Limits

1.	Number of investments during prior quarter (Limit 5 investments/month)

2.	Number of positions in account at month-end (Limit 20)

3.	Short-term trades of issues held by clients

Comments/Further Reviews or Actions to be taken:

Follow-up Assigned to:

Exhibit M

COMPLIANCE REVIEW OF PERSONAL TRADING

CERTIFICATION OF ACCURACY AND COMPLETENESS

Name of Account:

Period Covered by Review

            I have examined the attached review of trading activity in the above-referenced account for the stated period. I certify that the review accurately reflects the trading activity and portfolio composition of this account on the last business day of the period in question, and is a complete record of assets held in this account.

            I have examined the attached review of trading activity in the above-referenced account for the stated period. I wish to make the following comments on this review, and provide any additional information that may be relevant to this review:

By signing this document I certify that this is a complete and full disclosure of the above-referenced account.

(Signature)	Printed Name	Date

Acknowledged:

By:
Chief Compliance Officer	(Date)

Exhibit N

GIFT AND ENTERTAINMENT REPORT

Halcyon Asset Management LLC

Halcyon Offshore Asset Management LLC

Halcyon Structured Asset Management L.P.

Halcyon Asset-Backed Advisors L.P.

Halcyon Loan Investors L.P.

Halcyon Management Acquisition Company LLC

Halcyon Bacchus (U.S.) Management LLC

Halcyon Loan Management LLC

Halcyon Asset Management (UK) LLP

Halcyon Agilis Management LP

Halcyon Attendee(s)/Recipient(s):

Event/Gift:

Date:

Place:

Host/Gift Donor:

Was Host Present at Event?

Estimated value:

Was the event an industry conference sponsored by a financial firm?

If so, please note below any one-on-one meetings arranged for you during this event. Please list issuer name(s).

Signature and Date

Please complete this report, sign and date and return to the Chief Compliance Officer or his or her designee as soon as possible after the event or receipt of a gift.

Exhibit O

POLITICAL CONTRIBUTION PRE-APPROVAL FORM

Halcyon Asset Management LLC

Halcyon Offshore Asset Management LLC

Halcyon Structured Asset Management L.P.

Halcyon Asset-Backed Advisors L.P.

Halcyon Loan Investors L.P.

Halcyon Management Acquisition Company LLC

Halcyon Bacchus (U.S.) Management LLC

Halcyon Loan Management LLC

Halcyon Asset Management (UK) LLP

Halcyon Agilis Management LP

All employees of Halcyon are required to submit the following form prior to making any Contributions to Officials of Government Entities, political parties of states or subdivisions or political action committees. Please contact the Compliance Officer if you have any questions.

1.	Employee’s Name:

2.	Employee’s Job Function:

3.	Employee’s Residence:

4.	Name of proposed donee individual or organization:

5.	State or political subdivision of donee:

6.	Office held or sought by the official, if applicable:

7.	Amount or description of the proposed Contribution:

8.	Comments (please include any other relevant information):

Employee’s Signature	Date

INTERNAL USE ONLY

Head of Client Relations	Chief Compliance Officer
Date	Date

Approval/Denial Comments:

Definitions:

“Contribution” means any gift, subscription, loan, advance or deposit of money or anything of value (i) made for the purpose of influencing any election for federal, state or local office, (ii) anything of value of debt incurred in connection with any such election, or (iii) transition or inaugural expenses of a successful candidate for state or local office.

“Government Entity” means (i) any state or political subdivision of a state, including an agency or authority, (ii) a pool of assets sponsored or established by such entity, including but not limited to a “defined benefit plan” or general fund, (iii) a plan or program of such entity, and (iv) officers, agents or employees of such entity acting in their official capacity.

“Official” means any person (including such person’s election committee) who was, at the time of the Contribution, an incumbent, candidate, or successful candidate for elective office of a Government Entity. In some circumstances, a Contribution to a local political party or a political action committee may be deemed to be a Contribution to an individual Official or Officials. Note, this definition applies to any incumbent Official who is a candidate for an elective office of the federal government, and vice versa.

Exhibit P

NEW HIRE/TRANSFER POLITICAL CONTRIBUTION DECLARATION

FORM

Halcyon Asset Management LLC

Halcyon Offshore Asset Management LLC

Halcyon Structured Asset Management L.P.

Halcyon Asset-Backed Advisors L.P.

Halcyon Loan Investors L.P.

Halcyon Management Acquisition Company LLC

Halcyon Bacchus (U.S.) Management LLC

Halcyon Loan Management LLC

Halcyon Asset Management (UK) LLP

Halcyon Agilis Management LP

In order to comply with certain regulatory requirements, Halcyon is required to ascertain if you have made certain political Contributions in the past two years. As a result, kindly complete the following questions, sign and return it to your human resources contact.

1. Name:

2. Address (include for past 2 years):

3. Position Interviewing for:

4. Have you made any Contributions to any Official of a Government Entity or political party of a state or subdivision or political action committee (“PAC”) within the past two years? (Please check)Yes              No

If you checked “no” to Question 4 above, please skip the rest of the form and sign and date below.

If you checked “yes” to 4 above, kindly respond to the following questions for each Contribution.

5. Name of the official, political party or PAC to whom you made the Contribution?

6. Date and amount (or description) of the Contribution?

7. Office held or sought by the official, if applicable?

Candidate Signature	Date

INTERNAL USE ONLY

Head of Client Relations	Chief Compliance Officer

Definitions:

“Contribution” means any gift, subscription, loan, advance or deposit of money or anything of value (i) made for the purpose of influencing any election for federal, state or local office, (ii) anything of value of debt incurred in connection with any such election, or (iii) transition or inaugural expenses of a successful candidate for state or local office.

“Government Entity” means (i) any state or political subdivision of a state, including an agency or authority, (ii) a pool of assets sponsored or established by such entity, including but not limited to a “defined benefit plan” or general fund, (iii) a plan or program of such entity, and (iv) officers, agents or employees of such entity acting in their official capacity.

“Official” means any person (including such person’s election committee) who was, at the time of the Contribution, an incumbent, candidate, or successful candidate for elective office of a Government Entity. In some circumstances, a Contribution to a local political party or a political action committee may be deemed to be a Contribution to an individual Official or Officials. Note, this definition applies to any incumbent Official who is a candidate for an elective office of the federal government, and vice versa.